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                                                                   EXHIBIT 99.2

                         UNITED STATES BANKRUPTCY COURT
                          EASTERN DISTRICT OF LOUISIANA

IN RE:                                                        NO. 95-12735-TMB

CRESCENT CITY CAPITAL DEVELOPMENT                      SECTION "A"  CHAPTER 11
CORPORATION

                                                       A REORGANIZATION CASE
DEBTOR                                                 UNDER CHAPTER 11 OF THE
                                                       BANKRUPTCY CODE

                   REVISED SECOND AMENDED DISCLOSURE STATEMENT

                                           JAN M. HAYDEN (La. Bar #6672)
                                           ROBYN J. SPALTER (La. Bar #21116)
                                           BRONFIN & HELLER, LLC
                                           650 Poydras Street, Suite 2500
                                           New Orleans, Louisiana 70130
                                           Telephone: (504) 568-1888




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                                                 TABLE OF CONTENTS

I.       Introduction.............................................................................................1
II.      History of Crescent City.................................................................................3
III.     Significant Prefiling Events.............................................................................6
IV.      Significant Post-Filing Events...........................................................................8
V.       Status of River City and Grand Palais Proceedings.......................................................10
VI.      Ownership and Management................................................................................10
VII.     Liquidation Analysis....................................................................................10
VIII.    Summary of Claims and Assets............................................................................13
         A.       Claims and Assets..............................................................................13
         B.       Assumptions Regarding Claims and Assets........................................................14
         C.       Treatment of Joint Creditors of the Joint Venture and Grand Palais.............................16
         D.       Secured Claims Against the M/V CRESCENT CITY QUEEN.............................................16
         E.       Claim Variances................................................................................16
IX.      Summary of the Plan.....................................................................................23
         A.       Sale to Purchaser..............................................................................23
         B.       Means of Implementation of the Plan............................................................23
         C.       Classification and Treatment of Claims.........................................................34
                  Class 1: Bondholder Claim......................................................................35
                  Class 2:  Secured Claims.......................................................................36
                  Class 3A: General Unsecured Claims.............................................................40
                  Class 3B: Convenience Claims...................................................................41
                  Class 3C: CGII Claim...........................................................................41
                  Class 4:  Subordinated Unsecured Claims........................................................42
                  Class 5: Equity Interests......................................................................42
                  Class 6: Mirage Administrative/Secured Claim...................................................42

X.       Retention of Jurisdiction...............................................................................42
XI.      Conclusion..............................................................................................44

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                              DISCLOSURE STATEMENT

         This Revised Second Amended Disclosure Statement of Crescent City Capital Development, Inc. (the "Disclosure Statement") has been prepared by the Debtor pursuant to ss.1125 of Title 11 of the United States Code (the "Bankruptcy Code"), and describes the terms and provisions of the Debtor's Second Amended Plan of Reorganization (the "Plan") in the Bankruptcy Case of the Debtor pending before the United States Bankruptcy Court for the Eastern District of Louisiana (the "Bankruptcy Court") under Chapter 11 of the Bankruptcy Code. To the extent there are any inconsistencies between this Disclosure Statement and the Plan, the Plan controls.

         A number of terms used in this Disclosure Statement are defined for use in the Plan. Capitalized terms used, but not otherwise defined in this Disclosure Statement, have the respective meaning ascribed to them in the Plan.

                            I. INTRODUCTORY STATEMENT

         On July 26, 1995, an involuntary petition was filed against Crescent City Capital Development Corporation (hereinafter "Crescent City" or "Debtor"). On July 28, 1995, Crescent City consented to entry of an order for relief. The order for relief was entered on August 1, 1995. On October 13, 1995, the Debtor filed a Plan of Reorganization which was amended on December 8, 1995 and is referred to hereafter as the "First Amended Plan". The First Amended Plan was confirmed on January 12, 1996 but pursuant to the terms of the First Amended Plan, did not become effective until a closing with Mirage. This closing did not occur and thus, the First Amended Plan did not become effective. Furthermore, the First Amended Plan specifically provided that if the plan could not be consummated, the Confirmation Order would be revoked. It is anticipated that on or before the date set for the hearing on confirmation of Debtor's Plan, the Confirmation Order with respect to the First Amended Plan will be revoked. The Debtor has now filed its Second Amended Plan of Reorganization.

         Pursuant to the terms of the Bankruptcy Code, acceptance of the Plan by holders of claims or interests may not be solicited unless, at the time of or before such solicitation, there is transmitted to the holders, a copy or summary of the Plan and a written disclosure statement approved by the Court as containing adequate information. Crescent City has prepared this disclosure statement to disclose that information which, in its opinion, is necessary to make an informed evaluation of the Plan. This Disclosure Statement, including the summary of the Plan contained herein, has been presented to and approved by the Bankruptcy Court. The Court's approval does not constitute a judgment by the Court as to the desirability of the Plan, but only that the Disclosure Statement contains information sufficient to enable a typical creditor to make an informed judgment about the Plan. However, if any class or classes of creditors whose claims are impaired fails to accept the Plan, it may still be confirmed under the provisions of ss. 1129(b) of the United States Bankruptcy Code.




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         In order to vote on the Plan, a creditor or holder must have filed a proof of claim prior to September 21, 1995 unless such creditor's claim is scheduled by Crescent City and is not listed in the schedules as disputed, unliquidated or contingent. Any creditor whose claim is scheduled as undisputed, liquidated, and not contingent, is to the extent scheduled, deemed to have filed a claim. In order for the Plan to be accepted by creditors, more than one-half in number and two-thirds (2/3) in amount of claims filed, allowed (for voting purposes) and voting in each impaired class of creditors must vote to accept the Plan. The interest holders under the Plan are impaired. Therefore, they will not vote and are deemed to reject the Plan. If the Debtor is unable to obtain the requisite acceptances, it may be able to obtain confirmation of the Plan, despite the non-acceptance of one or more classes pursuant to 11 U.S.C. ss.1129.

         The ballots for the Class 1 Claimants will be mailed to the Bondholders of Record as of March 10, 1996 or to the beneficial holders, if known to the Debtor. If a ballot is received from the beneficial holder then that ballot will be counted. If the only ballot received is from the Record holder then that ballot shall be counted. The vote of the Class 1 Claims will be determined by the ballots actually returned by the Bondholders. The Indenture Trustee will not vote on behalf of the Bondholders or the Class 1 Claims.

         A creditor or interest holder may vote on the Plan by filling out and mailing or faxing to Jan M. Hayden the enclosed ballot which the Court has provided. The ballots must be received by April 29, 1996 at 5:00 P.M. CST. Unless the court orders otherwise, no vote received after such time will be counted nor included in the tally in any manner. Whether a creditor or interest holder votes on the Plan or not, such claim holder will be bound by the terms of the Plan if the Plan is accepted. You are therefore, urged to complete, date, sign, and promptly mail the ballot to Jan M. Hayden, Bronfin & Heller, L.L.C., 650 Poydras Street, Suite 2500, New Orleans, Louisiana, Louisiana 70130 in the envelope provided or fax it to Jan M. Hayden at (504) 522-0949.

         NO REPRESENTATION OR STATEMENTS OTHER THAN THESE SET FORTH IN THIS DISCLOSURE STATEMENT CONCERNING CRESCENT CITY OR THE PLAN HAVE BEEN AUTHORIZED BY CRESCENT CITY OR THE BANKRUPTCY COURT. ANY REPRESENTATIONS OR INDUCEMENTS MADE TO SECURE YOUR ACCEPTANCE WHICH ARE OTHER THAN AS CONTAINED IN THIS DISCLOSURE STATEMENT SHOULD NOT BE RELIED UPON BY YOU IN ARRIVING AT YOUR DECISION, AND SUCH ADDITIONAL REPRESENTATIONS AND INDUCEMENTS SHOULD BE REPORTED TO COUNSEL FOR CRESCENT CITY WHO IN TURN SHALL DELIVER SUCH INFORMATION TO THE BANKRUPTCY COURT FOR SUCH ACTION AS MAY BE DEEMED APPROPRIATE.



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         THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AND THE ATTACHED
SCHEDULES HAS NOT BEEN SUBJECT TO A CERTIFIED AUDIT. DUE TO THE COMPLEXITY OF
THE DEBTOR'S FINANCIAL MATTERS, THE DEBTOR IS UNABLE TO WARRANT THAT THE INFORMATION CONTAINED HEREIN IS WITHOUT INACCURACY OR OMISSIONS, ALTHOUGH GREAT EFFORT HAS BEEN MADE TO BE ACCURATE.

                          II. HISTORY OF CRESCENT CITY

         The State of Louisiana legalized riverboat gaming in 1991, adopting legislation permitting the issuance of a maximum of 15 gaming licenses. Crescent City was originally incorporated on June 11, 1993. On February 10, 1995, the Louisiana Riverboat Gaming Commission granted to Crescent City, a certificate of preliminary approval to construct, manage, own and operate the M/V CRESCENT CITY QUEEN. On February 11, 1994, the Riverboat Gaming Enforcement Division (the "State Police") issued Crescent City a conditional operators license. Crescent City received a certificate of final approval on April 4, 1995.

         In developing its Louisiana operations, the Debtor's parent company, Capital Gaming International, Inc. ("CGII") had originally reached an agreement in principal with Republic Corporate Services, Inc. ("Republic") pursuant to which the parties formed a joint venture for the purposes of developing, licensing and operating a riverboat gaming vessel in Louisiana. Republic was to receive 20% of the pre-tax profits and an additional 8% of pre-tax profits (limited to $1.6 million annually) of Crescent City, in return for which CGII was to receive the right to 40% of Republic's pre-tax profits as well as certain consulting, public relations, marketing and marketing support services. In August, 1993, Republic granted CGII an option to purchase Republic's interest in Crescent City for $26 million. This option was exercised on April 19, 1994.

         As a result of this transaction, Crescent City is a wholly owned subsidiary of CGII. Crescent City owns a state of the art riverboat, the M/V CRESCENT CITY QUEEN. The construction of the vessel was commenced in January, 1994, and was completed in March, 1995. The vessel cost approximately $29.9 million to construct and is a replica of a turn of the century paddle wheel riverboat. The vessel is approved for a capacity of 2500 persons including staff. The Las Vegas style casino features 30,000 sq. ft. of casino space with approximately 1,150 slot machines and 50 table games. Subsequent to the bankruptcy filing, Crescent City voluntarily surrendered its certificate of inspection because of the cost associated with such renewal. Upon sale of the vessel, the vessel will need to be reinspected.

         Crescent City entered into a joint venture agreement with Grand Palais Riverboat, Inc. ("Grand Palais") a wholly owned subsidiary of Hemmeter Enterprises, Inc. ("Hemmeter"), dated June 29, 1994, amended on July 7, 1994, to form the River City Joint Venture ("Joint Venture"). The purpose of the Joint Venture was to construct, develop, own and operate a two vessel terminal and docking support facility for the M/V CRESCENT CITY QUEEN as well as the M/V



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GRAND PALAIS. The facility owned by the Joint Venture is presently composed of approximately 51 acres of land at the Robin Street wharf near downtown New Orleans. Crescent City and Grand Palais are separate licensees who each own and operated their respective riverboats from the common berth and terminal.

          Pursuant to the Joint Venture Agreement, Crescent City and Grand Palais were 50/50 participants in a joint venture named River City Joint Venture. Although the original cost projections for the River City Casino were approximately $196 million, the cost of construction of the project exceeded $223 million. Pursuant to the Joint Venture Agreement, all costs in excess of $196 million, required the specific consent of both joint venturers.

         On March 29, 1995, the Joint Venture opened for business with the sailing of the M/V GRAND PALAIS. The M/V CRESCENT CITY QUEEN opened for business on April 4, 1995. Soon after opening of the River City Casino complex, it became apparent that operating revenues would not be sufficient to meet operating costs. In addition to the construction overruns associated with the project, Crescent City's difficulties were attributable to the New Orleans market conditions in connection with the gaming industry. Crescent City's operating difficulties were not unique in the New Orleans area. As is well known, both the temporary land based casino and another downtown riverboat casino experienced disappointing gaming revenues far below projections in 1995.

         Both Crescent City and Grand Palais began funding the operating shortfalls of the Joint Venture. In an effort to respond to cash shortage needs credited by the poor performance, the Joint Venture, Crescent City and Grand Palais entered into a forbearance agreement with the general contractor of the land based improvements for the Joint Venture. Additionally, Crescent City's management sought to obtain the additional funding needed to satisfy the cost increases and operating shortfalls through a combination of capital contributions and loans from third party sources. The Joint Venture also attempted to work with vendors to obtain deferrals of payments.

         Following an intensive review of the initial two months of operations, Crescent City determined that as a result of (i) the occurrence of substantial operating losses amounting to approximately $10.1 million, (ii) the fact that the project was 67% below projected revenues, (iii) the lack of additional available capital for investment, (iv) substantial construction overruns of approximately $31.8 million, (v) the delayed completion of certain I-10 access ramps to River City, (vi) a historic flood in the first two weeks of May, 1995, and (vii) the significantly lower than expected patronage from tourists, prudent and responsible business judgment mandated that operating losses be immediately curtailed and that the riverboat gaming operations be temporarily suspended. At approximately the same time, Grand Palais ceased gaming operations on its vessel.

         On July 21, 1995, Crescent City notified Hemmeter and Grand Palais that the actions of Grand Palais and/or Hemmeter in connection with entering into a transaction to sell Grand Palais and its assets to Players International, Inc.



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and an affiliate of Hyatt Corporation frustrated the purpose of the Joint
Venture and constituted a breach of the Joint Venture Agreement and a breach of the fiduciary duties owing to Crescent City and accordingly, Crescent City deemed such actions to constitute a termination of the Joint Venture Agreement. Hemmeter and Grand Palais objected to the company's characterization of the events leading up to the agreement between Players International, Inc. and Hyatt Corporation.

         On June 13, 1995, Bagby Elevator Company, Inc. ("Bagby") and Island Oasis Frozen Cocktail Company, Inc. ("Island Oasis") filed an action under admiralty law against the M/V CRESCENT CITY QUEEN, her engines, tackle, apparel, furniture, etc., in rem, under Docket No. 95-1887 of the United States District Court for the Eastern District of Louisiana (the "Complaint"). This Complaint embodied an admiralty and maritime claim within the jurisdiction of the United States District Court for the Eastern District of Louisiana pursuant to Rules C and D of the supplemental rules for certain admiralty and maritime claims and within the meaning of Rule 9(h) of the Federal Rules of Civil Procedure. Both Bagby and Island Oasis have asserted maritime liens for providing necessaries to the M/V CRESCENT CITY QUEEN.

         The M/V CRESCENT CITY QUEEN was seized by the U.S. Marshal for the Eastern District of Louisiana in accordance with an Order issued by the Honorable G. Thomas Porteous, Jr., United States District Judge, in Civil Action No. 95-1887.

         As a result of the seizure, the U.S. Marshal boarded and maintained possession and provided security for the vessel including its contents, all at the expense of Bagby and Island Oasis. As a result, Bagby and Island Oasis incurred the expense of the custodial legis for the security of the vessel in the amounts which they assert are $24,612.91 and $26,092.91 respectively.

         The U.S. Marshal maintained its arrest and seizure of the vessel after the bankruptcy filing and while the Chapter 11 proceeding was ongoing. The seizure of the M/V CRESCENT CITY QUEEN was terminated on August 21, 1995 at 4:10 p.m. through a consent order of the U.S. District Court for the Eastern District of Louisiana. Bagby and Island Oasis have appealed this order. It should be noted, that Bagby and Island Oasis assert, that there presently exists a dispute as to whether jurisdiction lodges with the Bankruptcy Court as a result of the Standing Order for Reference issued by the United States District Court for the Eastern District of Louisiana or whether the U.S. District Court maintains jurisdiction over the admiralty matter.

         Crescent City aggressively pursued various alternatives aimed at either attracting new equity investors to participate in and revitalize the gaming operation or to sell all or part of Crescent City's gaming operations. During this period, Crescent City and CGII were assisted by Donaldson, Lufkin & Jenrette in locating potential investors and purchasers. These efforts combined with the fact that the closing of the vessels was one of the more noteworthy

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events in the nationwide gaming community, allowed the Debtor to fully explore the opportunities available for both sales and investments. Crescent City has had contact with no less than ten (10) potential investors and/or purchasers and in four of these instances it reached the point of drafting documents. Through the negotiating/drafting process and the Debtor's own due diligence, the Debtor has been able to ascertain the market value of its assets and the ability and interest of any purchaser to close a deal. The results of those initial efforts was the Mirage Agreement which formed the basis of the First Amended Plan. After Mirage refused to close, the Debtor again contacted various potential purchasers. These subsequent efforts resulted in the Magic Agreement which forms the basis of this Second Amended Plan of Reorganization.

                        III. SIGNIFICANT PREFILING EVENTS

                  Originally, Crescent City had intended to locate the New Orleans casino at the Julia Street wharf in downtown New Orleans and had commenced negotiations with the Dock Board to enter into a berth and terminal lease permitting Crescent City to conduct riverboat gaming operations at the Julia Street wharf. Subsequently, Crescent City and Grand Palais reexamined the location of the riverboat casino and decided upon the current site. The Joint Venture acquired title to this property the ("New Orleans 2000 Property") on July 14, 1994 for a purchase price of $37.5 million. At the closing, the Joint Venture paid $15 million in cash and New Orleans 2000 Property retained an in rem mortgage in the amount of $22.5 million. The New Orleans 2000 Property is also encumbered by a second mortgage in favor of First National Bank of Commerce as collateral agent for the Indenture Trustee and the indenture trustee, Shawmut Bank of Connecticut, of Hemmeter.

         Additionally, on June 30, 1994, the Joint Venture purchased approximately 2 acres of riverfront land on the Orange Street wharf from the Alabama Great Southern Railroad Company for a total cash purchase price of $2 million. This property is adjacent to the New Orleans 2000 Property. The Joint Venture has also acquired three additional parcels of land located adjacent to the New Orleans 2000 Property. The total purchase price of these parcels of land was approximately $1.8 million. First National Bank of Commerce holds a first mortgage on these properties in the amount of $2.5 million. The second mortgage on these properties is held by First National Bank of Commerce as collateral agent for the Indenture Trustee and Shawmut Bank of Connecticut, indenture trustee of Hemmeter.

         During the period when the Joint Venture contemplated locating the New Orleans River City Casino at Julia Street wharf, Crescent City entered into a berth infrastructure reimbursement agreement with the Board of Commissioners of the Port of New Orleans (the "Dock Board") pursuant to which Crescent City agreed to pay $7,551,500.00 (plus additional costs as defined in the agreement), constituting one-third (1/3) of the total cost of certain inter-related infrastructure improvements. In order to fund its reimbursement obligations to the Dock Board, Crescent City initially provided a letter of credit, and


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thereafter, in substitution thereof deposited $6,371,987.23 in escrow with FNBC for the benefit of the Dock Board (the "Dock Board Escrow Account"). As of March 26, 1996, there was a remaining balance of $2,269,566.96 in the Dock Board Escrow Account.

         On January 31, 1995, the Dock Board approved the terms of the berthing and terminal lease agreements with Crescent City, Grand Palais and the River City Joint Venture. Pursuant to the berthing agreement, Crescent City was to be provided berthing space for its riverboat by the Dock Board. The berthing agreement provided for payment to the Dock Board in a combination of percentage of revenues as well as certain fixed payments and contributions towards certain costs incurred by the Dock Board.

         The funds for construction of the M/V CRESCENT CITY QUEEN and Crescent City's contributions to the land-based improvements were provided pursuant to the private placement sale on February 17, 1994 of CGII's 11-1/2% Notes due 2001 (the "Notes") and common stock and warrants which resulted in total gross proceeds of $159,711,455 (the "Proceeds"). The Note offering was structured as an "A-B" exchange wherein the Company covenanted to make an exchange offer pursuant to which the private Series A Notes could be exchanged for publicly traded Series B Notes in the same amount and tenor pursuant to an effective registration statement filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933. That registration statement was declared effective on August 12, 1994. Each of the holders of the Series A Notes then tendered their Series A Notes to the Trustee, who issued the Series B Notes in exchange therefor on or about September 12, 1994.

         Pursuant to the terms of the Indenture and Cash Collateral and Disbursement Agreement governing the Notes, on February 17, 1994, $70,300,000 of the Proceeds were deposited by the Trustee into an account in the name of CGII referenced as the CCCD Construction Account (which consisted of sub-accounts for the ship and the land-based improvements) (the "Account") in which the Trustee for the Noteholders had a security interest. These funds were disbursed, during the progress of construction, upon submission of a draw request from Crescent City to CGII for submission to the Trustee for the note holders, once compliance with the requirements of the Cash Collateral and Disbursement Agreement was verified. In addition to the $70 million, additional funds were expended out of proceeds allocated for working capital and general corporate purposes and other unrestricted corporate funds. In order to construct the vessel and land based improvements CGII was required to infuse $2.7 million of these general funds.

          The Notes were guaranteed by Crescent City on February 17, 1994. On that same date, in order to secure its guaranty, Crescent City also granted the Trustee a security interest in substantially all of its assets pursuant to two Security Agreements, one covering the M/V CRESCENT CITY QUEEN and all component parts, which was under construction (the "Riverboat Security Agreement") and the other covering substantially all of its other assets (the "General Security



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Agreement"). Upon completion of the construction of the M/V CRESCENT CITY QUEEN in March of 1995 and the documentation of the vessel, the Trustee was granted a First Preferred Ship Mortgage dated March 23, 1995 as required pursuant to the Indenture. The First Preferred Ship Mortgage was recorded on March 24, 1995.

         On September 22, 1994 a collateral mortgage in favor of First National Bank of Commerce, as collateral agent for the Indenture Trustee and Shawmut Bank of Connecticut, the indenture trustee of Hemmeter, on most of the real estate then owned by the Joint Venture was recorded. Pursuant to a Pledge and Security Agreement executed by the Joint Venture on October 28, 1994 and by the Trustee on November 18, 1994, Joint Venture pledged the collateral mortgage note as security for the Notes (and certain obligations of Hemmeter Enterprises, Incorporated). In March of 1995, the Joint Venture executed an Act of Supplement to Collateral Mortgage adding the remainder of the property then owned by the Joint Venture to the collateral mortgage, which was recorded on March 27, 1995.

         On April 28, 1995, subsequent to the execution of the Berthing Agreement by Crescent City, and the Terminal and Use Agreement by River City Joint Venture in February of 1995, Crescent City executed a collateral mortgage (and related documents) on the Berthing Agreement in favor of the Indenture Trustee as further security for the Notes. The Joint Venture also executed a collateral mortgage (and related documents) on the Terminal and Use Agreement in favor of the Trustee as further security for the Notes (and as security for certain obligations of Hemmeter Enterprises, Inc.). These collateral mortgages were recorded on April 28, 1995.

                       IV. SIGNIFICANT POST-FILING EVENTS

         As noted above, an involuntary petition seeking relief under Chapter 11 was filed against Crescent City on July 26, 1995. Similar petitions were filed against Grand Palais, the former joint venturer of Crescent City, and the Joint Venture on the same date. Grand Palais consented to entry of an order for relief on July 27, 1995 and that order for relief was entered on the same date. No order for relief has been entered in the Joint Venture's proceeding.

         Immediately after the filing of the petition for relief herein, Crescent City and Grand Palais filed complaints against the State of Louisiana through the Department of Public Safety and Corrections, Riverboat Gaming Enforcement Division of the Office of State Police ("State Police") seeking to enjoin the State Police as to several activities. In particular, the debtors sought to prohibit the State Police from conducting a hearing to revoke Crescent City's and Grand Palais' gaming licenses. The Court entered temporary restraining orders in each proceeding. Thereafter, the State Police filed answers to the complaints and also motions seeking orders from the Court either declaring that the automatic stay did not apply to their actions or in the alternative requesting that the automatic stay be modified. Subsequently, on October 2, 1995, the Bankruptcy Court entered orders declaring that the automatic stay applied and prevented the State Police from taking any action to revoke or terminate either gaming license. Additionally, the court refused to lift the automatic stay or to provide adequate protection to the State Police.

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The State Police filed a motion for rehearing, which was denied. The State
Police have now appealed that ruling which appeal is pending before the District Court.

         Prior to the Commencement Date, Debtor entered into the Mirage Agreement whereby Mirage was to acquire 100% of the stock of the Debtor and thus, substantially all of its assets, for $55 million in cash and the assumption of $6.5 million in debt. The First Amended Plan, which encompassed this transaction was confirmed. However, Mirage, through a series of events, failed to perform under the Mirage Agreement and the confirmed First Amended Plan, and on January 25, 1996, Mirage gave notice to the Debtor of its intent to terminate the Mirage Agreement. The Debtor has asserted that Mirage has breached its agreement and for reasons discussed in more detail below believes it has a valid cause of action against Mirage for breach of the Mirage Agreement.

         Shortly after the Commencement Date, Crescent City sought and obtained an interim court order authorizing Crescent City to borrow operating funds from CGII in order to fund its operations. Thereafter, another interim order was entered authorizing Crescent City to borrow additional operating funds from CGII. The total approved by the court was $1.3 million. Subsequently, the Court approved replacement Debtor-in-Possession financing by Mirage in the amount of $2 million. This replacement postpetition financing is secured by a first lien against all of the assets of Crescent City, except for liens held by equipment vendors, the Dock Board or any other claim amount that is senior to the lien of the Indenture Trustee, up to an aggregate amount of $3,000,000.00. This lien is superior to any lien held by the Indenture Trustee. As a result of Mirage's attempt to terminate the agreement, it has also taken the position that the Debtor is in default under the Agreement and that the $2 million is now due. The Debtor, however, asserts that it is not in default and, in fact, asserts that none of the $2 million is due Mirage due to its breach of the Mirage Agreement. At this time the Debtor has operated on limited Debtor-In-Possession ("DIP") financing provided by CGII, in the approximate amount of $180,000.00. Shortly, the Debtor expects to seek authority to borrow $1 million from Magic. The DIP financing will contain essentially the same terms and conditions as the Mirage DIP, but will be junior to the Mirage DIP.

         On February 9, 1996, the Dock Board filed a Motion for Limited Relief from the Automatic Stay seeking the release of the funds in the Dock Board Escrow Account in which the Dock Board asserted a security interest. On March 11, 1996, the Dock Board's Motion for Limited Relief from the Automatic Stay was granted. Pursuant to the Bankruptcy Court's Order, the funds in the Dock Board Escrow Account, in the amount of $2,269,566.96, were tuned over by First National Bank of Commerce to the Dock Board on March 26, 1996.

         An Official Unsecured Creditors Committee was formed in this proceeding and it has actively participated in negotiating the terms of this plan. The Committee in that connection has attempted to obtain detailed listings of the



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names and addresses of all persons who purchased and owned the bonds and stock interests of the debtor at different points the last year. This information is not available.

              V. STATUS OF RIVER CITY AND GRAND PALAIS PROCEEDINGS

         Although an involuntary petition was filed against River City, no answer was filed and an order for relief has been entered. However, the automatic stay has been lifted as to all real estate owned by River City. It should be noted that a number of claims including preference claims may exist at the River City level. The Grand Palais proceedings have been active, and a plan has been confirmed which provides for the company to be sold to Casino America. The Debtor cannot estimate the recovery, if any, that creditors may receive in either of these proceedings.

                          VI. OWNERSHIP AND MANAGEMENT

A.       CRESCENT CITY MANAGEMENT

         The Board of Directors is composed as follows:

         I. G. Davis, Jr.           Chairman of The Board
         Edward M. Tracy            Vice Chairman of The Board
         Col. Clinton L. Pagano     Director

         The officers of Crescent City are as follows:

         Edward M. Tracy            President and CEO
         Col. Clinton L. Pagano     Executive Vice President of Compliance
         Robert J.  Specht          Assistant Secretary

         No officers or directors receive any compensation from Debtor and the only compensation they do receive for services rendered to Debtor is from CGII.

B.       CRESCENT CITY OWNERSHIP

         The stock of Crescent City is owned 100% by CGII.

C.       CGII LIABILITY TO THE BONDHOLDERS

         As of this date, there have been no meaningful negotiations between CGII and the Bondholders regarding a settlement of CGII's liability to the Bondholders following consummation of Crescent City's Plan. However, whatever settlement is reached will not affect the Bondholders' payments under this Plan in that the payments under the Plan represent a settlement in full of all claims by and between the Bondholders and Crescent City.

                            VII. LIQUIDATION ANALYSIS

         First Trust, the Indenture Trustee for the Bondholders asserts a first security interest in essentially all of the Debtor's assets except as may be primed by the CGII Debtor-in-Possession financing or any other priming liens. Set forth below is a more detailed analysis of the Debtor's assets and how they are encumbered. The only assets in which Indenture Trustee may not have a security interest are the License, certain claims of the Debtor against third parties and the goodwill of the Debtor. The following is a listing of the major assets of the Debtor and the Debtor's estimate of their value upon liquidation in a Chapter 7 proceeding:

 Undeposited Patron Markers & Miscellaneous Receivables             $6,000(1)
 Overpayment of State Gaming Tax                                    20,000(2)
 Vessel & Gaming Equipment                                      20,000,000
 License & Goodwill                                                 --0--
 Claims and/or Causes of Actions against Third Parties              unknown


         As the majority of the assets, if not all, are encumbered beyond their value by virtue of the Indenture Trustee's security interest, these assets would produce no benefit to the creditors other than the Indenture Trustee and the Bondholders in Chapter 7. Additionally, certain vendors, including IGT and Bally's, as assignee of Gulf Gaming, assert security interests in certain equipment and supplies. Finally, although the Debtor disputes the validity of its claim, Mirage has asserted a secured administrative claim in excess of $2 million which, if valid, is against all of the assets of the estate.

         The Indenture Trustee also asserts a security interest in the Debtor's License. It is unclear, at this juncture, whether the Indenture Trustee has a valid security interest in the License as neither the Debtor nor the Creditors' Committee have conceded that such a License can be subject to a security interest. For purposes of this liquidation analysis, it is assumed that the Bondholders do not have a security interest in the License. Even if the Bondholders do not have a security interest in the License, there would be no value upon liquidation in a Chapter 7 flowing from the License to the creditors. This is because under Louisiana gaming regulations, the License, as a separate asset, cannot be transferred. The only way to transfer the economic interest in a license is to transfer an interest in an entity that owns a license. Thus, as provided for under this Chapter 11 plan, the stock in the Debtor must be sold to another entity. A Chapter 7 trustee, however, would not have the ability to sell the stock as the stock is not an asset of the Debtor corporation. Thus, if the Chapter 7 trustee cannot transfer the stock interest in the entity owning the gaming license, the Debtor asserts that no value for the License can be recovered in a Chapter 7.

         The Debtor also holds certain claims against third parties. One of the largest of these claims is the claim in the amount of $19.6 Million asserted by Debtor against Grand Palais Riverboat, Inc. in Grand Palais' bankruptcy proceeding.

- - --------
    (1) The book value of these assets is $30,000.00 but the Debtor believes that this sum represents the appropriate liquidation value when one considers the collectibility of the claims and cost of collection.

    (2) This amount may be subject to set off or recoupment and not available for distribution to creditors.

At this point in time creditors should not rely on any recovery of this claim. Any recovery is not only dependent on prosecuting complex litigation, but at this point in time it may be unlikely that any unsecured creditors will be able to receive a substantial distribution in the Grand Palais matter without successfully seeking recovery from other Hemmeter related entities. Although it is anticipated that First Trust, as Indenture Trustee for the Bondholders, will assert that its security interest is broad enough to encompass the Grand Palais claim, there is the potential that this claim could be recovered in a Chapter 7 to benefit the unsecured creditors. Any of the parties mentioned herein should be put on notice that the Debtor or the Liquidating Trust may pursue claims against them. This includes, but is not limited to, those creditors mentioned in the Claims Variance section herein. The Debtor also has a claim against Mirage arising out of Mirage's alleged breach of the Mirage Agreement. The Debtor believes that the potential for recovery is significant. It should be noted that the Debtor's claim, absent its ability to mitigate its damages by entering into another sale, would be at least equal to the purchase price of $55 million and the costs incurred by the Debtor in connection with its negotiation of and performance under the Magic Agreement and the Mirage Agreement.

         Furthermore, the Debtor may have preference actions which may produce value for the unsecured creditors in a Chapter 7 liquidation or in a Chapter 11 proceeding. At this time, the Debtor has not conducted a detailed analysis of these potential claims and thus cannot accurately estimate their value. The analysis the Debtor has done indicates that only $1.3 Million was paid by Crescent City out of the Crescent City bank accounts during the 90 day preference period. Attached hereto as Exhibit "A" are the registers for the Crescent City bank accounts for the ninety (90) days before the filing of the petition. These registers identify possible preference defendants. Of these payments, the vast portion appears to be for current taxes, in the approximate amount of $760,000.00, or for contemporaneous services. For this reason the Debtor is doubtful that there will be any substantial recoveries of preference claims. However, the value of these claims remain the same in both a Chapter 11 and Chapter 7. Because in both a Chapter 11 and a Chapter 7, the claims are preserved for the benefit of the creditors, the Debtor does not believe the value of the claims are relevant to the analysis of whether creditors will receive more or less under this plan than they would receive in a Chapter 7.

         The Debtor does not at this point in time believe that it has viable claims against CGII. First, although ordinarily a guarantor has right of subrogation against the principal obligor, the debtor does not believe it has any subrogation claims against CGII for the Debtor's guarantee of CGII's Bondholder Debt as such rights are waived in the Indenture, at page 110, unless the Bondholders have been paid in full. Certainly, the Bondholders are not being paid in full in these proceedings and for the reasons noted below it is unlikely that they will be paid by CGII.

         The Debtor also does not believe at this time that it has any claims against CGII that arise out of theories of alter- ego or veil piercing. However, no thorough investigation has been done into this issue. Most importantly the Debtor does not believe any claims against CGII are worth pursuing due to

CGII's financial condition. As evidence of the condition of CGII, attached hereto as Exhibit "B" is an excerpt from the Capital Gaming International, Inc. Annual Report pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934. The entirety of this document is available for review in the offices of Bronfin & Heller.

         The Debtor also does not believe at this time, that it has any claims against its officers and directors. However, no investigation has been conducted on this issue. More importantly, the Debtor does not believe that pursuing such claims is worthwhile, as there is no directors and officers liability insurance.

         Based on this analysis of assets, each class of creditors is receiving at least, under this Chapter 11 plan of reorganization, what they would receive upon liquidation in a Chapter 7. In particular, the Debtor notes that in a Chapter 7, no funds would be available to pay unsecured claims unless the Chapter 7 Trustee was successful in accomplishing one or more of the following
(1) subordinating the claim of the Indenture Trustee or avoiding its lien; (2) defeating the claim asserted by Mirage or (3) collecting on claims against Grand Palais.

                       VIII. SUMMARY OF CLAIMS AND ASSETS

A.       CLAIMS AND ASSETS

                  Below is the Debtor's summary of its estimate of outstanding claims against its estate as of May 31, 1996, the estimated Effective Date.


Administrative Claims                                      $3,600,000.00(3)
Priority and Tax Priority                                  $1,925,000.00(4)

- - --------
        (3) This amount includes the Mirage DIP Financing Claim which as addressed elsewhere herein, Debtor disputes.

        (4) A portion of this figure is attributable to sales/use tax due to the State of Louisiana and the City of New Orleans. The portion attributable to these taxes totals $1,200,000.00. This sum also includes a sum allegedly due the City of New Orleans for real estate taxes of approximately $600,000.00. All or a portion of these taxes are disputed.

                  The breakdown of the amount due between Crescent City and the Joint Venture, for Sales/Use Tax is as follows:

                  City of New Orleans Sales/Use Tax:
                           River City Joint Venture (full value)       $275,000
                           Crescent City                               $400,000

                  State of Louisiana Sales/Use Tax:
                           River City Joint Venture (full value)       $250,000
                           Crescent City                               $350,000
                           City of New Orleans Real Estate Tax         $600,000
                            (all River City Joint Venture)


                  The basis of the sales/use taxes is unpaid sales tax for goods and services purchased from vendors who remain unpaid. Debtor's calculations of amounts owed to its unsecured vendor creditors, in many instances, includes unpaid sales tax. Thus, this amount is included in Debtor's estimate of claims twice, once in priority taxes and once in the unsecured claims. The Debtor will use the claims objection process to reduce vendor claims by those portions which represent sales tax. The real estate taxes are taxes due by River City and may not be claims entitled to priority. It should be noted that there are hundreds of other claimants who have asserted priority claims with respect to compensation and WARN claims, and these are discussed in more detail below. The alleged WARN claims are not included in this figure.



Class 1 - Bondholders Claims                                     $142,000,000.00
Class 2 - Other Secured Claims                                     $6,047,596.00(5)
Class 3A - Unsecured Claims, excluding convenience claims         $29,195,000.00(6)
Class 3B - All convenience claims                                     217,481.00(7)
Class 3C - CGII and other Affiliates                               $5,000,000.00
Class 4 - All subordinated claims                                         - 0 - (8)
Class 5 - Equity
         The following is the Debtor's estimate of the value of the property of the estate upon  confirmation:

Vessel with Gaming Equipment                                          $30,000,000
License & Goodwill                                                     20,800,000
Undeposited Patron Markers & Miscellaneous Receivables                     $6,000
Overpayment of State Gaming Tax                                           $20,000
Causes of Action                                                          unknown

- - --------
        (5) The amount noted here is the amount of the claims asserted by Bally Gaming and IGT. There are hundreds of other claimants who have asserted secured claims on the vessels and these claims are discussed in more detail below.

        (6) This figure includes the Joint Venture liabilities of $23,420,030. This may not be the percentage for which Debtor is liable, as more fully discussed herein at page 15-16.

        (7) This figure assumes that those creditors holding claims between $5000 and $8,000 will elect to reduce their claims to $5000 and be treated in the convenience class.

        (8) At this time the Debtor has not identified any members of this class other than possibly the WARN Act claimants. The WARN Act claimants assert that their claims, at least in part, are entitled to priority, however, Debtor disputes this and will contend that if these claimants are entitled to compensation under the WARN Act, such compensation constitutes a penalty, and thus, is a subordinated claim.

B.       ASSUMPTIONS REGARDING CLAIMS AND ASSETS

         For purposes of the analysis of the claims asserted against the estate, the Debtor has been forced to estimate the sums it believes will be the amount of allowed claims in each class. This process has been complicated because approximately 425 proof of claims were filed in this case on or before the bar date of September 21, 1995(9). Debtor has begun an analysis of the claims as filed compared to the Debtor's schedules. Although it is anticipated that further and substantial analysis of the claims is still to be done the Debtor is able to make certain statements about the claims at this time.

         Of the approximately 425 claims which have been filed, approximately 213 claims are from claimants listed on the Debtor's schedules, however, all of these claims do not match the amount as scheduled. Of the approximately 425 claims filed, approximately 69 of those claims are filed in an amount equal to the amount listed in the Debtor's schedules. The total amount of these claims is approximately $1,326,000.00.

         It should be noted that in its schedules, the Debtor listed as undisputed its virile share, or fifty percent (50%) of the Joint Venture liabilities of $23,420,030. A substantial variance between the Debtor's schedules and the amount of a significant number of claims is that many Joint Venture creditors filed their claim for the full amount rather than for the Debtor's 50% virile share. The Debtor submits that it has always been the intent of the former joint venturers that they share pro rata as to all debts and liabilities and that a reading of the entire Section 10.06 of the Amended and Restated Partnership Agreement governing the sharing of liability supports such a conclusion. The Debtor will attempt to resolve this issue through the claims objection process, however, the Debtor does anticipate that some creditors will assert that the liability of the former joint venturers is in solido due to the use of the term joint and several in the Amended and Restated Partnership Agreement of River City Joint Venture.

         Additionally, the claims register includes some "duplicate" claims. By "duplicate" claims, Debtor does not mean just those claims where a creditor has filed the same claim twice, but this category also includes, for instance, Grimaldi subcontractors who have filed their own claims while those amounts are also included in Grimaldi's claim, certain individual bondholders or companies who have filed claims while these amounts are also included in the Indenture Trustee's proof of claim. These "duplicate" claims total approximately $22,000,000.00. Finally, the claims register includes approximately 131 claims under the WARN Act and other theories, filed by employees, including three claims filed by the firm of Butler & Stern that are characterized as "group claims" that include the claims of approximately 792

- - --------
  (9) Three of these claims were filed as "Group Claims" and assert claims of approximately 800-900 employees.

employees. In addition, two proofs of claim purporting to be class action claims have been filed. These claims total in excess of $21 million.(10)

C.       TREATMENT OF JOINT CREDITORS OF THE JOINT VENTURE AND GRAND PALAIS

         A number of creditors are also creditors of River City and/or Grand Palais. Due to the fact that most of the assets of the River City Joint Venture are encumbered beyond their value and because to do so would unnecessarily delay the distributions in this case, the Debtor does not intend to plead discussion. The Debtor does intend to assert in the claims objection process, credits for any recovery from these other proceedings. However, under the Plan all claims, including any rights to plead discussion, shall flow to the Liquidating Trust and the Debtor cannot predict with any measure of certainty what the Liquidating Trustees will do, but certainly the same consideration will govern their position.

D.       SECURED CLAIMS AGAINST THE M/V CRESCENT CITY QUEEN

         As noted above, hundreds of creditors have filed and/or asserted maritime liens against the vessel. A complaint has been filed to determine the validity and rank of these liens. The only liens which should prime the first preferred ship mortgage held by the Indenture Trustee in this case are the following:

         1)       Claims for seaman's wages;
         2)       Certain tort claims;
         3) Those maritime liens which accrued prior to the recordation of the first preferred ship mortgage.

         The priming maritime liens which are in category 3 would be claims accrued sometime between the vessel becoming a "vessel" and March 24, 1995 (the date of recordation of the mortgage). A dispute exists amongst the parties as to whether the vessel became a vessel on October 11, 1994 when the boat was launched, on October 17, 1994 when the engines were placed on the vessel, on March 20, 1995 when the first sea trials were conducted or on March 30, 1995 when the vessel was documented. The WARN claimants who served aboard the M/V CRESCENT CITY QUEEN assert that their WARN claims and their contractual severance pay claims (both of which are described in detail at page 37 of this Disclosure Statement) are secured by maritime liens within the highest category
- - - "Claims for seamen's wages."

E.       CLAIM VARIANCES

         In analyzing the filed claims compared to the schedules, Debtor has identified those claims which vary significantly from the amount at which they were scheduled. As a general rule of thumb, for this initial analysis, Debtor considered a major variance to be approximately $100,000. Set forth below is Debtor's brief description of the claims which exhibit major variances. As of

- - --------
(10) It should be noted that there is an error on the Court's claim register. On the claims register, claim no. 377 is shown as filed in the amount of $2,000,000.00. This, however, is a clerical error. Claim no. 377 is actually only for $20,000.00. The claim total for employee related claims is calculated using the correct amount of the claim, not the error amount.

this date, Debtor has not been able to fully evaluate the backup for many of these proof of claims, in large part because the creditors provided little, or no, backup attached to the proof of claims. Therefore, Debtor can only discuss in broad general terms the suspected reasons for some of the major variances. Furthermore, Debtor specifically reserves its right to assert additional and/or different bases for objections when it actually files its claims objections.

         1. Balar Associates and Morphy Makosky

            Debtor's schedules reflect claims by Balar and Morphy Makosky in the amounts of $57,066 and $8,348, respectively. Balar and Morphy Makosky have filed proofs of claims nos. 96 and 90 in the amounts of $241,078 and $181,347, respectively. The reason for this variance is that these two creditors included amounts in their claims which are owed to them by another contractor, not the Debtor.

         2. BTG Uniforms

            Debtor's schedules reflect a claim for BTG Uniforms in the amount of $134,552. BTG has filed proof of claim no. 132 in the amount of $332,764. At this time, Debtor has not been able to make an absolute determination of the reason for this variance. However, Debtor suspects the variance is either attributable to (i) the claim including both the Crescent City and Grand Palais components or (ii) a rejection claim.

         3. Custom Bus, Limousine Livery and Taxi Ads

            Custom Bus filed proof of claim no. 404 in the amount of $3,601,673. The Debtor scheduled Custom Bus' claim at $71,220. Limousine Livery filed proof of claim no. 38 in the amount of $1,135,708. The Debtor scheduled Limousine Livery's claim at $4,170. Taxi Ads filed a proof of claim no. 380 in the amount of $500,000. The Debtor scheduled Taxi Ads' claim at $36,300. The variance in these three claims is assumedly due to the fact that each of these entities filed their claims based on a rejection claim. They each calculated their rejection claim by simply adding up all remaining payments due under their respective long term contracts. None of these claimants factored in mitigation of damages into their claims.

         4. Grimaldi

            Grimaldi filed proof of claim no. 101 in the amount of $15,426,082. The Debtor scheduled Grimaldi's claim at $11,439,083. The variance in these amounts consists of the following, (i) Grimaldi included approximately $400,000 of interest, and (ii) a claim for damages.

         5. Gulf Gaming and IGT-North America

            Gulf Gaming filed proof of claim no. 396 in the amount of $2,312,358. The Debtor scheduled Gulf Gaming's claim at $1,869,482. IGT-North America filed proof of claim no. 225 in the amount of $4,219,112. The Debtor scheduled IGT-North America's claim at

         $3,998,266. The variance in Gulf Gaming's claim is attributable to the fact that Gulf Gaming did not give the Debtor credit for certain equipment which was returned to Gulf Gaming and for which credit was to be given. Debtor suspects that IGT-North America's variance may be attributable to interest.

         6. River Marine

            River Marine filed proof of claim no. 26 in the amount of $451,912. The Debtor scheduled River Marine's claim at $206,318. The variance is attributable to the fact that River Maine filed a claim for rejection of its contract, including a substantial termination fee.

         7. William Broadhurst

            William Broadhurst filed proof of claim no. 155 in the amount of $500,000. The Debtor scheduled William Broadhurst's claim at $75,000. Broadhurst had a consulting agreement with the Joint Venture. His claim is based on the termination of that agreement.

         8. WARN Act Claims And Other Employee Claims

            Crescent City was named as the defendant in certain lawsuits filed in the United States District Court for the Eastern District of Louisiana asserting liability under the Worker Adjustment and Retraining Act. 29 USC ss.2101 et seq. (the "WARN Act") entitled Jodie Roberts, et al v. Crescent City Capital Development Corporation and CGII International, Inc., Civil Action Number 95-1856, Section "E" (3) and Diane L. Speiler, et al v. River City Joint Venture, et al, Civil Action Number 95-1865, Section "E" (3). Both of these matters are pending in the United States District Court for the Eastern District of Louisiana. Proof of Claims have been filed on behalf of the employees in connection with these cases as noted above.

            These eight hundred sixty two (862) claimants have filed back pay claims under the WARN Act with these claims totaling $5,141,805.31 including attorney fees and $3,856,353.98 net of attorneys fees. Many of the claimants (those who worked on the M/V CRESCENT CITY QUEEN) assert that their claims are secured and enjoy a first lien superior to all other lien holders in the full amount of their claims. These claims total $2,368,955.10 with attorney fees, and $1,776,746.32 net of attorney fees. Additionally, all claimants contend that each claim is entitled to priority status, superior to the unsecured creditors, in the amount of up to $4,000.00 per claim. The maximum total of these priority WARN claims amounts to $3,317,991.21 with attorney fees, and $3,079,845.78 net of attorney fees.

            The Debtor contends that the WARN claims are without merit because the Debtor did not have enough full time employees as defined by the Statute to trigger the WARN Act notice provisions. The claimants contend that the numerosity requirement to trigger the WARN Act is fulfilled because of their position that the applicable "business enterprise" as defined by the WARN Act would be River City as a single site of employment, and not the Debtor. Additionally, the Debtor alleges that it is entitled to the defenses set forth by the WARN Act which would relieve the Debtor of its prenotification requirement.

            In any event, the Debtor denies that the WARN claimants are entitled to secured status, even if their WARN Act claims are allowed because those claims would not constitute seamen's wages. Furthermore, Debtor denies that these claims, if allowed, would be entitled to priority status under Section 507 (a) (3) of the Bankruptcy Code.

            In addition, these employees have filed claims for five days contractual back pay. These claims total $326,568.17. The Debtor denies that these claims are applicable. Similar to the WARN claims, many of the claimants assert that their claims are secured by a preferred maritime wage lien on the M/V CRESCENT CITY QUEEN and enjoy a first lien superior to all other lien holders in the full amount of their claim, totaling $148,153.39. Additionally, all of the claimants contend that each claim is entitled to priority status up to $4,000.00 under 11 U.S.C. ss.507(a)(4) of the Bankruptcy Code. The Debtor denies the merits of these claims and the security interests or priority status claimed.

            In addition, some of the employees have claimed their right to collect "toke" payments that were allegedly collected by upper management and not correctly disbursed. Both the claimant and the Debtor are looking into this situation, and an estimate of these claims and an analysis of their validity is not available. There would also be issues with respect to these claimants being entitled to a preferred maritime lien, as well as priority status.

            Several of the employees have personal injury claims for physical injuries allegedly sustained on the M/V CRESCENT CITY QUEEN. These claimants would have secured preferred maritime liens on the CRESCENT CITY QUEEN to the extent that their claims are valid. These claims are thought to be insured and will be handled by the applicable insurance company assuming coverage is verified.

            Finally, each employee has submitted a claim for $20,000.00 representing damages for the alleged intentional infliction of emotional distress. These claims if valid, may constitute maritime liens. The Debtor strenuously denies the validity of these claims.

            On March 26, 1996, a Plan of Reorganization was confirmed by the Bankruptcy Court in the Grand Palais Riverboat, Inc. bankruptcy, Case No. 95-12736-A. According to that Plan, the WARN claimants are to be paid $1,000,000.00 out of the proceeds of the sale of the M/V Grand Palais to Casino America or an affiliate thereof, $250,000.00 of this amount is to be paid in cash on or shortly after the date of the sale, and the remaining $750,000.00 is to be paid pursuant to a promissory note amortized over six years and payable in full over three years. In addition, the WARN claimants are to receive one-half of the difference between $1,000,000.00 and the total allowed tax claims receiving priority under 11 U.S.C. ss.507(a)(8). Debtor, Crescent City contends that it only has a one-half virile share liability with respect to the WARN claimants' claims, but in the event that it is determined that the WARN claimants' claims are a solidary liability of the Debtor, the Debtor claims that it must be given credit for those payments made to the WARN claimants pursuant to the Grand Palais Plan of Reorganization and sale to Casino America.

         9. Dock Board

            The Dock Board has filed a proof of claim in these proceedings claiming $1,643,199.97 as unsecured and $31,482,272.50 as secured. The total amount of the secured claim consists of $31,475,949.56 of principal and accrued interest through July 28, 1995 of $6,322.94. The Dock Board asserts that it is a secured creditor by virtue of a perfected lien on the Dock Board Escrow Account and a maritime lien on the vessel M/V CRESCENT CITY QUEEN. The Debtor disputes this claim both as to amount and as to the purported security for several reasons. These objections, include but are not limited to the following: First, the Debtor submits it is liable only for its virile share of the Joint Venture debts. Second, the claim does not account for the limitations placed on the allowance of the claim under 11 U.S.C. ss.502(b)(6). Finally, the claim also appears to assert a maritime lien for wharfage and berthing which has not been provided to the M/V CRESCENT CITY QUEEN.

         10. Grand Palais

            Grand Palais filed a proof of claim in these proceedings for an undisclosed amount asserting various causes of actions. Crescent City asserts that the claim is false, malicious and wholly without merit.

         11. Mirage Resorts, Inc.

            Mirage Resorts, Inc. has filed a proof of claim in the amount of $2 million. Said claim arises out of the purchase agreement whereby Crescent City and its parent, CGII, agreed to permit Mirage an overbid fee of $2 million. This claim should be disallowed as the event upon which it was contingent, i.e., an overbid, did not occur. In addition, Mirage asserts an administrative/secured claim in connection with its DIP financing claim. Debtor disputes this claim, as more fully discussed under Significant Post-Filing Events.

         12. Louisiana Department of Revenue & City of New Orleans

            The Louisiana Department of Revenue (the "Dept. of Revenue") has filed two claims totaling in the aggregate approximately $3.6 million. The City of New Orleans has filed a proof of claim in the amount of

         $1,125,797.00. The Debtor and the Department of Revenue have been working together to audit the Debtor's books and records to ascertain the actual amount owed to the Dept. of Revenue for sales and use tax. Although Debtor cannot yet validate the number asserted in the Dept. of Revenue's claim, it should be noted that an amount for sales tax is incorporated in Debtor's schedules. When scheduling the Dept. of Revenue as a priority claim, Debtor listed the amount as unknown. However, the amount is included in the schedules by way of its allocation amongst the vendor claims. This amount asserted by the Dept. of Revenue reflects sales tax that was to be paid to vendors for goods and services purchased by Debtors. As such, vendors or unsecured creditors had included this amount in their invoices. Once a determination of the proper amount due and owing is reached, there will have to be some adjustment made to the unsecured claims. This same analysis is also true with respect to the City of New Orleans' claim.

         13. International Electronic Products

            International Electronic Products ("IEP") filed proof of claim no. 111 in the amount of $430,517.76. Debtor has scheduled IEP's claim at $326,774.64. IEP's proof of claim seems to segregate the claim into two portions, a Crescent City portion and a River City Joint Venture portion. The amount scheduled by Debtor reflects the Crescent City portion of IEP's claim without the inclusion of interest. The difference in the amount scheduled versus IEP's proof of claim is therefore attributable to interest on the Crescent City claim and a claim allegedly against River City Joint Venture equal to approximately $98,000.00 plus interest. At this point in time, Debtor has not been able to ascertain the propriety of IEP's alleged claim against River City Joint Venture.

         14. Catherine Monaco

            Catherine Monaco filed proof of claim no. 151 in the amount of $300,000.00. There is absolutely no back up documentation attached to the proof of claim nor has Catherine Monaco been identified as a creditor of the Debtor by the Debtor in its books and records. The only indication of the basis for this claim is that checked off on the proof of claim is personal injury/wrongful death as the basis. Furthermore, the proof of claim indicates that the debt was incurred on May 16, 1995. Debtor has no further information regarding this claim and does not anticipate that there is a valid $300,000.00 claim for personal injuries by Catherine Monaco against this estate. In any event, it is anticipated that this claim will be satisfied by insurance coverage.


         15. Tomba Communications

            Tomba Communications ("Tomba") has filed two proofs of claim, nos. 160 and 161. Proof of claim no. 160 is for $115,511.52. This proof of claim wholly represents an anticipated rejection claim in connection with a lease between Tomba and River City Joint Venture. Tomba's claim does not provide any credit for the return of the leased property or taken into account any mitigation of damages by release of the leased property. Tomba's second claim, no. 161, is filed in the amount of $88,267.00. This claim states on it face that it is representative of equipment that was purchased by either the Debtor or the Joint Venture and was subject of a dation in favor of Tomba that was executed on or about June 9, 1995, thus, transferring title to the property back to Tomba. However, according to the proof of claim, actual redelivery of the equipment was never made to Tomba. Thus, upon redelivery of the equipment subject to the dation, or, if, in fact, the equipment has been returned already. Tomba will not have a proper claim as asserted on proof of claim no. 161. Furthermore, Debtor believes that the equipment has actually been returned to Tomba.

         16. Interior Systems Enterprises

            Interior Systems Enterprises ("ISE") filed proof of claim no. 167 asserting a secured claim in the amount of $150,000.00 and an unsecured claim in the amount of $18,466.05. Debtor has scheduled the claim of ISE in the amount of $54,688.62. Although it is not entirely clear, it appears that the variance in the amount scheduled and the amount of the proof of claim may be attributable to double counting the proper claim held by ISE as both against Crescent City, Grand Palais and the Joint Venture. In reviewing the back up to the proof of claim, it appears that the claim is made up of a claim of approximately $56,000.00 against Grand Palais, a $56,000.00 claim against Crescent City and a $111,000.00 against River City Joint Venture.

         17. Internal Revenue Service

            The Internal Revenue Service ("IRS") has filed a proof of claim in the amount of $632,649.25, $550,129.78 priority and $82,519.47 unsecured. The Debtor disputes this claim. The claim on its face asserts that it is for FICA, FUTA and income taxes for the periods ending September 30, 1995 and December 31, 1995. Considering that as of the filing of this proof of claim the period had not concluded, there is no basis for this claim. Further, the claim states that "no returns" have been filed and therefore, estimates these taxes as if the Debtor was fully operational and fully staffed during this quarter. This has not been the case since the temporary closing of the M/V CRESCENT CITY QUEEN. For these reasons, Debtor contends that it has no liability to the IRS for these payroll and/or income taxes. Furthermore, as the returns and the taxes for these periods were not yet due as of the date of the filing, it is improbable that penalties could have already accrued.

                             IX. SUMMARY OF THE PLAN
                                 -------------------

         A. SALE TO PURCHASER

            The cornerstone of this Plan of Reorganization is the sale to Casino Magic Corporation, through Jefferson Casino Corporation or another of its wholly owned subsidiaries to which the Magic Agreement is assigned ("Purchaser") of 100% of New Common Stock of the Reorganized Crescent City. The Magic Agreement governing the terms of this transaction is attached as Exhibit "1" to the Plan. The purchase price will be $50.0 million, payable in Cash and notes, plus the assumption of those liabilities due Bally Gaming, Inc. and International Game Technology in an aggregate amount not to exceed $6.5 million. The $50.0 million is payable at closing as follows: (i) payment of $14.5 million, in Cash, (ii) issuance of $35 million of notes having the terms set forth on Exhibit "2" to the Magic Agreement, and as more fully described herein, and (iii) establishment of an escrow in the amount of $500,000. The escrow will be held for a one (1) year period partially to secure the obligation due by CGII to the Purchaser. When, and if, the escrow is paid to CGII, said sum will be subject to the security interest of the Indenture Trustee. In acquiring the stock, it is contemplated that Purchaser will acquire all essential elements of the Debtor's gaming operations including the M/V CRESCENT CITY QUEEN, the physical assets necessary to conduct such operations(11) and the gaming license. The Purchaser will not acquire any causes of action which are presently owned by Crescent City, including, but not limited to, any claims Crescent City may have against Grand Palais or any other third party including preference claims and/or fraudulent conveyance claims. In order to implement the sale, the plan provides as follows:

         B. MEANS OF IMPLEMENTATION OF THE PLAN

            (1) Closing of Magic Agreement. On the Effective Date, Purchaser shall pay the Magic Closing Cash and Magic Notes to the Indenture Trustee for the benefit of the Bondholders, and Purchaser shall receive in exchange therefor 100% of the outstanding shares of New Common Stock of Reorganized Crescent City, as of the Effective Date. Immediately upon receipt of the Magic Closing Cash and Magic Notes, and after deducting the sum of $7,250,000.00 from the Magic Closing Cash and $28,000,000.00 from the Magic Notes, for distribution to Bondholders in accordance with the terms of the Indenture, the Indenture Trustee shall pay the Settlement Amount to the Liquidating Trust. From the Settlement Amount, the following amounts will be paid:

- - --------

(11) Purchaser, in the Magic Agreement, has acknowledged that 33 slot machines and other coin operated gaming devices which were purchased by Crescent City and manufactured and sold by Sigma Game, Inc. and two of which were manufactured and sold by Universal Distributing are subject to liabilities collateralized by security interests in favor of such vendors and that such machines and devices may be disposed of separately by Crescent City prior to the sale.

         1. Plan Payments to the Administrative Claimants.

         2. Plan Payments to the Priority and Priority Tax claimants.

         3. Plan Payments to secured claimants other than those of Bally's, as assignee of Gulf Gaming, Inc., IGT and the Bondholders.

         4. Plan Payments to Class 3B Convenience claimants.

         5. The initial funding of an amount not to exceed $1,000,000, for the expenses of administering the Liquidating Trust and any additional funding for such purposes as are necessary.

         6. Establishment of reserves.

         7. Plan payments to Class 3A claimants.

         At Closing, Purchaser shall assume or shall otherwise cause the Reorganized Crescent City to satisfy the Bally's & IGT Claims, without any cost or expense to the Debtor or Liquidating Trust. In addition, all of the Residual Property will be transferred to Liquidating Trust and liquidated or otherwise disposed of for the benefit of the Debtor's Class 3A Creditors in accordance with the terms of the Plan.

         (2) Payment of Settlement Amount.

             a. Payment of Magic Closing Cash. Upon receipt of the Magic Closing Cash, the Indenture Trustee, on behalf of the Bondholders, shall retain the sum of $6,750,000.00 for distribution to Bondholders pursuant to the terms of the Indenture and shall pay the remaining balance of the Magic Closing Cash (estimated to be $6,750,000.00 less any amount by which the total balance of principal and interest due to pay Magic's DIP Financing Claims and/or any other DIP Financing Claims, excluding the DIP Financing Claim of Mirage, in full, exceeds $1,000,000.00) to Liquidating Trust to be distributed and/or reserved for Disputed Claims in accordance with the terms of this Plan.

             b. Payment of Magic Notes. Upon receipt of the Magic Notes, the Indenture Trustee, on behalf of the Bondholders, shall retain $28,000,000.00 of the Magic Notes, for distribution to the Bondholders in accord with the Indenture and shall assign the remaining $7,000,000.00 of Magic Notes to the Liquidating Trust in accordance with the terms of this Plan.

         (3) Description of Magic Notes. Pursuant to the Magic Agreement, as part of the Magic Consideration, Reorganized Crescent City will issue $35,000,000.00 of notes (the "Magic Notes"). The Magic Notes will be guaranteed by Jefferson Casino Corporation and C-M of Louisiana, Inc. ("CMLI"), each a wholly owned subsidiary of Casino Magic Corporation ("Magic"). Set forth below is a chart setting forth the principal terms of the Magic Notes(12). For more detailed information on the Magic Notes, reference should be made to the Magic Indenture, a copy of which, in substantially the same form as the final document, is attached as Exhibit "2" to the Plan.


TERM:             Subject to acceleration as provided in Paragraph 13, three (3)
- - -----             years from the earlier of: (a) the date on which Magic opens the Crescent City Queen (the "Boat") or the Substitute Boat
                  (as hereinafter defined) for public gaming play in Bossier
                  City, Louisiana, and (b) the day which is 180 days after the Closing (the "Commencement Date").

INTEREST:            11 1/2% per annum, payable quarterly.  (Each day on which
- - ---------            interest is payable is hereinafter referred to as a
                     "Payment Date").

COLLATERAL OF
ISSUER:           All current and after acquired assets of Issuer, except for
- - -------           furniture, fixtures and equipment, including, but not limited to, gaming equipment, and all proceeds from the sale or
                  transfer of the foregoing.

COLLATERAL OF
GUARANTORS:       All current and after acquired assets of Guarantors,
- - -----------       including, but not limited to, approximately 20 acres of
                  unencumbered real estate in Bossier Parish and all improvements thereon owned by CMLI, and all proceeds from the sale or transfer of the foregoing.

MANDATORY
REDEMPTION:       Until the Payment Date immediately following the Release Date,
- - ----------        Excess Cash Flow (as hereinafter defined) shall be computed quarterly and paid quarterly in arrears and applied to principal to redeem the Notes in accordance with the redemption schedule set forth herein. Excess Cash Flow means the cash flow from the operation of a casino on the Boat or Substitute Boat in Bossier City and all ancillary facilities, after interest and income tax expense that exceeds: (a) permitted capital expenditures, and (b) a $5 million cash reserve.

OPTIONAL
REDEMPTION:       The Notes may be redeemed at any time, in whole or in part,
- - -----------       according to the redemption schedule set forth below:

                      (a) Until the one (1) year anniversary following the
                          Commencement Date, at 100% of the principal face amount of the Notes to be redeemed on such redemption date; or

                      (b) Following the first anniversary of the Commencement
                          Date and until the second anniversary of the Commencement Date, at a rate that increases on a ratable basis daily from 100% to 110% of the principal face amount of the Notes to be redeemed on such redemption date; or

                      (c) Following the second anniversary of the Commencement
                          Date and until the third anniversary of the Commencement Date, at a rate that increases on a ratable basis daily from 110% to 120% of the principal face amount of the Notes to be redeemed on such redemption date.

SUBSTITUTION OF
COLLATERAL:       At its option, and without incurring additional payments or
- - ----------        expenses relative to the Notes, CCCDC shall have the
                  unilateral right (so long as CCCDC is not in default under the indenture relating to the Notes) to transfer the Boat to a third party, free and clear of all liens related to

- - --------
(12) The terms used in the chart are defined under the Magic Agreement, which is attached to the Plan as Exhibit "1", and may differ from the defined terms in the Plan.

                  the Notes, for cash and/or a substitute casino riverboat ("Substitute Boat"); provided, however, that the Substitute Boat must qualify under the Louisiana Riverboat Economic and Control Act as a riverboat and must be substantially similar in quality and size to any riverboat casino used and competitive in Bossier City or Shreveport, Louisiana; and provided, further, that the liens related to the Notes are transferred to the cash proceeds and the Substitute Boat, if any, and constitute the sole lien and encumbrance thereon. To the extent cash proceeds are received form a sale or other disposition of the Boat, such cash proceeds shall be held in escrow (subject to the first and only lien of the indenture trustee). Such cash proceeds shall be released as follows:

                      (a) During the initial ninety (90) day period after the
                          closing of the transfer of the Boat (the "Waiting Period"), cash proceeds will be released from escrow to CCCDC solely to purchase a qualifying Substitute Boat and thereafter, for permitted capital expenditures;

                      (b) If a Substitute Boat is not purchased by CCCDC during
                          the Waiting Period and if CCCDC has not contracted with a third-party by the end of the Waiting Period to build a qualifying Substitute Boat, the escrowed cash shall be distributed immediately upon the expiration of the Waiting Period to the indenture trustee for redemption of the Notes pursuant to the Paragraph 8 hereof;

                      (c) If Purchasers contract to build a qualifying
                          Substitute Boat during the Waiting Period, cash may be released from escrow to CCCDC to fund construction of said Substitute Boat; provided, however, that the indenture trustee shall maintain at all relevant times a first priority perfected lien on the Substitute Boat under applicable law subject only to those liens which may be permitted, from time to time, under the indenture relating to the Notes (more particularly described in clause (d) of Paragraph 12; and

                      (d) Notwithstanding any provision of subparagraphs (a),
                          (b) or (c) to the contrary, to the extent any cash remains in escrow fifteen (15) months after expiration of the Waiting Period, said cash shall be released to the indenture trustee at the expiration of said fifteen (15) month period.

                      Notwithstanding any provision of this Agreement to the contrary, in the event CCCDC is in default under the indenture relating to the Notes, all funds in escrow shall be paid over immediately to the indenture trustee.

RELEASE OF
COLLATERAL:       The indenture relating to the Notes shall provide that at such
- - ----------        time as the aggregate outstanding principal amount of the
                  Notes is reduced to $17.5 million (the "Release Balance") and CCCDC is not in default under said indenture, all collateral for the Notes and the guarantee thereof shall be released, except for the liens on the Boat or Substitute Boat, which liens will continue to secure CCCDC's obligations with respect to the Notes. CCCDC's mandatory redemption payment obligations shall terminate as to any quarterly period commencing after the date on which the Release Balance is attained (the
                  "Release Date"). Notwithstanding the foregoing, CCCDC's obligations with respect to mandatory redemption payments relating to Excess Cash Flow for any quarterly period commencing prior to the Release Date shall be paid when due.
                  The balance, if any, owed on the Notes as of the Release Date shall be amortized in equal quarterly payments of principal due on the then remaining Payment Dates (together with accrued interest and the applicable redemption premium as provided in the redemption schedule) over the remaining term of the Notes.

COVENANTS:        The indenture relating to the Notes shall (a) permit capital
- - ----------        expenditures to be made consistent with the Site improvements identified in the pending application of CCCDC to modify
                  berth, as amended by Purchasers, (b) prohibit dividends and other payments to Magic and its affiliates, (c) contain a
                  negative pledge of the operating cash flow of the Issuer and the Guarantors, (d) prohibit liens or other encumbrances on any property of the Issuer or either of the Guarantors,
                  exclusive of (i) any liens on furniture or equipment incurred in connection with the acquisition thereof, and (ii) any
                  statutory liens of laborers or materialmen or maritime liens, provided that any such liens are satisfied, bonded or
                  otherwise removed within sixty (60) after Issuer receives
                  notice of the existence of such liens, and (e) contain other customary covenants and conditions.

ALTERNATIVE
AMORTIZATION
SCHEDULE:             If action is taken in the State of Louisiana which
- - --------              prohibits or substantially restricts gaming by CCCDC on
                      the Boat or Substitute Boat ("Adverse State Action"), the balance, if any, then owed on the Notes then outstanding, shall be amortized and paid in equal quarterly payments of principal (without premium) together with accrued interest over the period of time commencing on the Payment Date immediately following the Adverse State Action and ending on the Payment Date immediately following the day on which the Adverse State Action takes effect. CCCDC's mandatory redemption obligations shall continue after an Adverse
                      State Action.

MARKETABILITY
OF NOTES:         The Notes shall be issued by CCCDC under the securities law
- - ---------         exemption provided by ss.1145 of the Bankruptcy Code. CCCDC, at its sole cost and expense, shall take such steps as may be necessary to comply with the Trust Indenture Act of 1939.

RECORDING COSTS:  All costs of recording a ship mortgage on the Boat and
- - ----------------  Substitute Boat, if any, and otherwise perfecting the security interests and liens securing the Notes, shall be borne by
                  Guarantors or Reorganized CCCDC.

         (4) Applicability of Section 1145 of the Bankruptcy Code to the Magic Notes. The Debtor believes that the issuance of the Magic Notes under the Plan will be exempt from the registration requirements of section 5 of the Securities Act of 1933 (15 U.S.C. ss.77e)(the "Securities Act") and any state or local law requiring registration for the offer or sale of a security pursuant to the provisions of section 1145 of the Bankruptcy Code. Section 1145 of the Bankruptcy Code exempts the original issuance of securities under a plan of reorganization from registration under section 5 of the Securities Act or under applicable state law. For the original issuance to be exempt, three principal requirements must be satisfied: (i) the securities must be issued by the debtor, its successor, or an affiliate participating in a joint plan with the debtor under a plan of reorganization under Chapter 11 of the Bankruptcy Code; (ii) the recipients of the securities must hold a claim against the debtor or such affiliate, an interest in the debtor or such affiliate, or a claim for an administrative expense against the debtor or such affiliate; and (iii) the securities must be issued entirely in exchange for the recipient's claim against or interest in the debtor or such affiliate, or principal in such exchange and partly for cash or property.

         Section 1145(c) of the Bankruptcy Code provides that the distribution of the Magic Notes pursuant to the Plan in accordance with the provisions of
Section 1145(a) will be deemed to be a "public offering." Accordingly, the Magic Notes issued under the Plan will not be subject to restrictions on resale of the type imposed on securities issued in a nonpublic offering and will not be required to bear legends. Therefore, the Magic Notes may be resold by any holder thereof without registration under the Securities Act pursuant to the exemption provided by section 4(1) of the Securities Act, unless the older is a "dealer" under section 2(12) of the Securities Act, or an "underwriter," as defined in section 1145(b) of the Bankruptcy Code.

         GIVEN THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR HOLDER MAY BE AN UNDERWRITER OR DEALER, THE DEBTOR MAKES NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE THE MAGIC NOTES. THE DEBTOR RECOMMENDS THAT RECIPIENTS OF THE MAGIC NOTES ISSUED UNDER THE PLAN CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY WOULD BE CONSIDERED AN "UNDERWRITER" OR "DEALER" AND WHETHER THEY MAY TRADE FREELY SUCH SECURITIES RECEIVED.

         (5) Releases. As of the Effective Date the Debtor, Debtor in Possession, Liquidating Trust, all Creditors and equity security holders of the Debtor shall release and waive: (i) all defenses to the Bondholder Class Claim in regard to the allowance of such claim in the Bankruptcy Case; and (ii) all claims and causes of action against the Bondholders based upon or related to the Debtor's execution of its guarantee of CGII's obligations under the Indenture, or based upon any payments made to or for the benefit of the Bondholders by the Debtor.

         Additionally, except for the obligations created by the Plan, for good and valuable consideration, including, without limitation, the benefits of the Plan, the promises and obligations of the Debtor, Reorganized Crescent City, the Bondholders, CGII and the Purchaser and the efforts and contributions of the officers and directors of the Debtor in bringing about the confirmation and consummation of the Plan, and to permit the effective and expeditious reorganization of the Debtor, on the Effective Date, the Debtor, shall be deemed to have unconditionally waived and released any and all rights, Claims, liabilities and causes of action with respect to those matters directly relating to Crescent City, against Reorganized Crescent City, the Bondholders, the Indenture Trustee, CGII, the Institutional Note Holders' Steering Committee, the Creditors' Committee, the Purchaser, and except with respect to CGII, their respective members, officers, directors, agents and attorneys, as well as the Debtor's officers, directors, agents and attorneys who served in such capacities at any time during the Bankruptcy Case (collectively the "Releasees"); provided however, the releases granted in favor of the Committees shall release Committee members only in their capacity as such and not in their capacity as individual creditors. Any claim or cause of action a Creditor or Bondholder has against any Releasee which is personal to such Releasee, and which is not derivative of the rights of the Debtor, shall not be affected by the releases granted hereunder. Except with respect to the Debtor, nothing in this Plan shall impair or otherwise affect any rights, liens, claims, or interests of the Indenture Trustee or any Bondholder under the Notes, the Indenture, or any related documents, including, but not limited to, any rights, liens, claims or interests against CGII or any guarantor of CGII's obligations.

         (6) Establishment and Management of Liquidating Trust.

             a. Upon confirmation hereof, and effective upon the Effective Date, the three (3) persons identified by the Creditors' Committee prior to the conclusion of the Confirmation Hearing, shall be appointed to act as Co-Liquidating Trustees (the "Liquidating Trustees") of and to administer the Liquidating Trust hereinafter created and to liquidate assets for the benefit of the creditors of the Debtor's estate. The selections of the persons to serve as Liquidating Trustees shall be subject to approval of the Bankruptcy Court. Vacancies occurring after the original appointments shall be governed by the Liquidating Trust documents. The Liquidating Trustees shall be deemed to be the authorized representatives of the Estate for the purpose of and consummation of the Plan pursuant to Sections 1103 and 1123(b)(3)(B) and other applicable sections of the Bankruptcy Code.

             b. The Liquidating Trustees shall manage and govern the Liquidating Trust by majority rule.

             c. The Debtor will establish a Liquidating Trust, as defined by Treas. Reg. ss. 301.7701-4(d), (the "Liquidating Trust") for the benefit of the creditors of the Debtor. The Liquidating Trust is organized for the primary purpose of receiving, liquidating, and distributing the cash, claims, and property transferred to the Liquidating Trust (the "Liquidating Trust Property") in accordance with the provisions of this Plan as promptly as is reasonably possible, with no objective to carry on or conduct a for-profit trade or business. Upon transfer of the Liquidating Trust Property to the Liquidating Trust, the Debtor shall retain no interest in the Liquidating Trust Property.

             d. The Liquidating Trust Property will be transferred to the Liquidating Trust for the benefit of the creditors. The transfer shall be treated as a transfer to creditors to the extent that the creditors are beneficiaries of the Liquidating Trust. The transfer will be treated as a deemed transfer by the beneficiary-creditors to the Liquidating Trust. The beneficiaries-creditors of the Liquidating Trust will be treated as the grantors and deemed owners of the Liquidating Trust.

             e. The Liquidating Trust Property must be consistently valued by the Liquidating Trustees and the beneficiary-creditors and said valuation must be used for all federal income tax purposes.

             f. The Liquidating Trustees must file returns for the Liquidating Trust as a grantor trust pursuant to ss. 1.671-4(a) of the Income Tax Regulations.

             g. The Liquidating Trustees' powers shall be limited to recovering, preserving and protecting the Liquidating Trust Property, liquidating the Liquidating Trust Property as promptly as is reasonably possible and distributing all income and proceeds from the liquidation of Liquidating Trust Property in accordance with the terms of the Plan as promptly as is reasonably possible. Except as otherwise inconsistent with the provisions of this Plan, in the exercise of such powers, the Liquidating Trustees, on behalf of the Liquidating Trust, shall be authorized to (i) avoid or recover transfers (including fraudulent conveyances or preferential transfers) of the Debtor's property as may be permitted by Sections 542 through 553 of the Bankruptcy Code or applicable state law, (ii) pursue all claims and causes of action arising from the prepetition activities of the Debtor, whether arising by statute or common law and whether arising under the laws of the United States of America, Louisiana, or any other state having jurisdiction over any claim or controversy pertaining to the Debtor, and whether maintainable against third parties, Affiliates or Insiders of the Debtor,(iii) defend claims, causes of action and other litigation that may adversely affect or impact the Liquidating Trust Property,(iv) contest Claims, (v) file, litigate to final judgment, settle, or withdraw objections to Claims, and (vi) exercise offsets against Claims. All activities of the Liquidating Trustees shall be reasonably necessary to, and consistent with, the accomplishment of the purpose of the Liquidating Trust as set forth in the Plan. The Liquidating Trustees shall make continuing efforts to liquidate and distribute proceeds from the liquidation of Liquidating Trust Property, shall make timely distributions pursuant to the provisions hereof, and shall not unduly prolong the duration of the Liquidating Trust.

             h. The Liquidating Trustees shall have full and complete authority to do and perform all acts, to execute all documents and to make all payments and disbursements of funds necessary to carry out the purpose of the Liquidating Trust as set forth in the Plan. The Liquidating Trustees shall make distributions of proceeds from the liquidation of Liquidating Trust Property and income from investments in accordance with the Plan.

             I. Any party dealing with the Liquidating Trustees in relation to the Liquidating Trust Property or any part thereof, including, but not limited to, any party to whom Liquidating Trust Property or any part thereof shall be conveyed or contracted to be sold by the Liquidating Trustees, shall not be obligated in any way (i) to see to the application of any purchase money, (ii) to see that the provisions of the Plan or the terms of the Liquidating Trust have been complied with, or (iii) to inquire into any limitation or restriction on the power or authority of the Liquidating Trustees. The power of the Liquidating Trustees to act or otherwise deal with the Liquidating Trust Property shall be absolute as to any party dealing with the Liquidating Trustees in any manner whatsoever in relation to the Liquidating Trust Property.

             j. All costs, expenses, and obligations incurred by the Liquidating Trustees in administering this Liquidating Trust or in any manner reasonably connected, incidental or related thereto shall be a charge against the Liquidating Trust Property. The Liquidating Trustees may approve and direct the payment thereof or the retention by the Liquidating Trustees of adequate reserves for such payment prior to making distributions to creditors pursuant to the Plan.

             k. The Liquidating Trustees shall keep or cause to be kept books containing a description of all property constituting Liquidating Trust Property and an accounting of receipts and disbursements, which shall be open to inspection by creditor-beneficiaries at reasonable times upon written request to the Liquidating Trustees or their counsel. The Liquidating Trustees shall file with the Bankruptcy Court semi-annually (or more often if deemed appropriate by the Liquidating Trustees) a statement of receipts and disbursements for the Liquidating Trust. The Liquidating Trustees shall establish and maintain separate accounts (including bank accounts) for the receipt and expenditure of funds derived from the Settlement Amount, the Administrative, Priority and Disputed Claims Reserve and the Residual Property. The Liquidating Trustees, in their discretion, may advance funds from the Settlement Amount Account for the purpose of investigating, commencing litigation, or otherwise enhancing the value of the claims and property to be deposited in the other accounts but such advance(s) shall be considered loans and shall promptly be repaid from the first available funds in such other accounts.

             l. No recourse shall ever be had, directly or indirectly, against the Liquidating Trustees or any Representatives of the Liquidating Trustees (including without limitation, the employers of the Liquidating Trustees), or against any employee of the Liquidating Trustees, whether by legal or equitable proceedings, by virtue of any statute or otherwise, or by reason of the creation of any indebtedness by the Liquidating Trustees under this Liquidating Trust for any purpose authorized by this Liquidating Trust, it being expressly understood and agreed that all liabilities, contracts and agreements of the Liquidating Trustees, whether in writing or otherwise, under this Liquidating Trust shall be enforceable only against and be satisfied only out of the Liquidating Trust Property or shall be evidence only of a right of payment out of the Liquidating Trust Property, as the case may be. Nothing herein shall constitute a waiver of claims for intentional torts, embezzlement or other fraudulent activity. Every undertaking, contract, covenant or agreement entered into in writing by the Liquidating Trustees, their Representatives, shall provide expressly against the personal liability of the Liquidating Trustees, their Representatives and employees.

             m. The Liquidating Trustees shall receive no compensation for their services but shall be entitled to reimbursement for all expenses incurred by them in the performance of their duties as trustees, which expenses shall be a charge against and paid out of the Liquidating Trust Property, in accordance with the terms of the Plan. The reimbursement of expenses to the Liquidating

Trustees and reimbursement of expenses and compensation of professionals employed by the Liquidating Trustees shall constitute a first priority expense of the Liquidating Trust.

             n. The Liquidating Trustees shall be relieved of any and all duties, restrictions or liabilities imposed upon Liquidating Trustees by applicable laws of the governing state, including the provisions of the trust laws of the governing state as in effect, in the governing state, on the Effective Date and as it may thereafter be amended, so that the Liquidating Trustees shall be liable only for acts of self-dealing or bad faith, or intentionally adverse acts or reckless indifference to the interests of the creditors of the Debtor. The fact that any act or failure to act of the Liquidating Trustees was advised by an attorney acting as attorney for the Liquidating Trust or the Liquidating Trustees shall be conclusive evidence of the Liquidating Trustees' good faith in performing or failing to perform such act.

             o. The Liquidating Trust shall be effective as of the Effective Date and shall remain and continue in full force and effect until the Liquidating Trust Property has been wholly converted to cash, all costs, expenses and obligations incurred in administering this Liquidating Trust have been fully paid and discharged and all remaining income, proceeds and assets of the Liquidating Trust Property have been distributed as herein set forth. Notwithstanding the above, the Liquidating Trust created herein shall terminate within(3) years from the Effective Date or within such further time as is reasonably necessary to accomplish full liquidation and disbursement; provided, however, in no event shall this Liquidating Trust extend beyond five (5) years from the Effective Date.

             p. Subject to approval of the Bankruptcy Court, the Liquidating Trustees may engage attorneys, accountants and agents to advise or assist the Liquidating Trustees in the administration of the Liquidating Trust and to represent the Liquidating Trustees in all matters relating to the Liquidating Trust. The Liquidating Trustees shall pay the reasonable fees, charges and expenses of such attorneys and accountants who provide services after the Effective Date as a priority expense of the Liquidating Trust, in accordance with the terms this Plan. Subject to the availability of sufficient funds in the Administrative Reserve, the fees and expenses of such professionals and agents shall be paid upon the monthly submission of bills to Liquidating Trust. If no written objection to payment is received within five (5) Business Days following delivery of any bill, the bill shall be paid by Liquidating Trust. If there is a dispute as to the amount of any bill, such dispute shall be submitted to the Bankruptcy Court for a determination of the reasonableness of such bill. Subject to the availability of sufficient funds in the Administrative Reserve, the uncontested portion of each bill shall be paid within ten (10) Business Days after its delivery. As provided infra, to the extent funds are or become available, fees and expenses of professionals and others involved in investigating, recovering, or liquidating Residual Property shall be paid from such recoveries. To the extent that contingent fee litigation is desirable or necessary, the Liquidating Trustees are authorized to hire counsel to pursue such litigation at a reasonable contingent fee. The Liquidating Trust, which shall succeed to the Debtor's interest in the property transferred to it pursuant to this Plan, shall constitute a successor in interest to the Debtor. Accordingly, upon the Effective Date, the Liquidating Trustees, on behalf of the Liquidating Trust, shall become the owner and holder, of all privileges (including the attorney-client privilege) owned or held by the Debtor, whether owned or held by the Debtor individually or jointly and whether concerning pre-petition Date or post-petition Date matters.

             q. This Liquidating Trust shall be administered and governed by the laws of the State of New Jersey or such other state (the "governing state") as the Debtor and the Creditors' Committee shall select, which shall be established as of the Effective Date, and any questions arising hereunder shall be resolved and determined in accordance with the laws of the governing state, without regard to principles of conflicts of law.

             r. On the Effective Date, (a) the filing by Liquidating Trust of its Trust Articles which shall be a Plan Document shall be deemed authorized and approved in all respects, and (b) the appointment of the Liquidating Trustees by the Bankruptcy Court in the Confirmation Order, and the other matters provided under the Plan concerning the structure of Liquidating Trust or action by Liquidating Trust, shall be deemed to have occurred and shall be in effect without any requirement of further action or order of the Bankruptcy Court. On the Effective Date, (a) the filing by Reorganized Crescent City of the Amended Certificate of Incorporation and the adoption of the Amended By-laws shall be deemed authorized and approved in all respects, and (b) to the extent identified by the Purchaser on such date, the appointment of the directors and officers of Reorganized Crescent City, and the other matters provided under the Plan concerning the corporate structure of Reorganized Crescent City, or corporate action by Reorganized Crescent City or corporate action by Reorganized Crescent City, shall be deemed to have occurred and shall be in effect from and after the such time without any requirement of further action or order of the Bankruptcy Court. The Directors and officers of the Debtors will be deemed to have resigned as of the Effective Date.

         (7) Tax Ramifications of Liquidating Trust

             It is anticipated that certain assets of the Debtor (the "Trust Assets") will be contributed to a liquidating trust (the "Liquidating Trust"). The Class 3A and 3B Creditors will be the beneficiaries of the Liquidating Trust. As with a liquidating corporation, the formation of the Liquidating Trust and the contribution of the Trust Assets will be a taxable transaction. The

Debtor will recognize gain or loss equal to the difference between its basis in each of the Trust Assets and the fair market value of each such Trust Asset at the time of contribution. Similarly, creditors will generally recognize gain or loss equal to the difference between such creditor's basis in its claim and the fair market value of its share of the Trust Assets at the time of contribution. Creditors should consult their own tax advisors to determine if all or a portion of any gain recognized should be treated as ordinary income either as accrued but unpaid interest or accrued market discount.

             It is anticipated that the Liquidating Trust will be treated as a "grantor" trust for federal income tax purposes, and the creditors will be treated as if the Liquidating Trust did not exist. Each creditor will have its own cost basis in the underlying Trust Assets as if the Liquidating Trust did not exist.

         C. CLASSIFICATION AND TREATMENT OF CLAIMS

         The Plan of Reorganization establishes various categories and classes of creditors and provides for the treatment of each of those creditor bodies.

         As to Administrative Claims, the Plan provides that these creditors shall receive on account of such claim, in full, in Cash, from the Liquidating Trust, on the later of: (a) the Effective Date (or as soon thereafter as practicable), or (b) the first Cash Distribution Date immediately following the date on which such Administrative Claim becomes an Allowed Claim, except to the extent that the holder of an Allowed Administrative Claim agrees to a different treatment; provided, however, that Administrative Claims that are Allowed Claims representing obligations incurred in the ordinary course of business by the Debtor will be paid by Liquidating Trust when due in the ordinary course of business. The Plan further provides that Administrative Claims for the payment of compensation and reimbursement of expenses pursuant to ss.330, 331 and 503(b) of the Bankruptcy Code, will be paid within three (3) business days of the entry of an order of the Bankruptcy Court authorizing the payment. The Debtor has estimated Administrative Claims to be $3,500,000.00, which includes the estimated sums due on any DIP Financing Claims, including the disputed Mirage DIP Financing Claim, all professional fees and ordinary operating expenses estimated to be due on the Confirmation Date.

         As to Priority Claims and Priority Tax Claims, the Plan provides that such creditors will be paid in full on the Effective Date or on the First Cash Distribution Date immediately following the date on which the claim has become an allowed claim. The Debtor estimates the Priority Claims and Priority Tax Claims, might be as high as $1,925,000.00 on the Effective Date, which amount is subject to substantial disputes. The disputes are more fully addressed herein at
Section VIII.

         Eight hundred sixty two (862) former employees have filed WARN claims and other claims for compensation, as set forth in more detail on page 18 of this Disclosure Statement. These claimants contend that their claims are entitled to priority under 11 U.S.C. ss.507(a)(3), and they contend that these claims must be paid in full up to $4,000.00 per claimant under the Plan of Reorganization. The Debtor denies that these claims are entitled to priority status. Prior to or concurrent with confirmation, the Bankruptcy Judge will be asked to estimate the maximum amount of these contingent and/or unliquidated claims, and sufficient amounts will be set aside to pay these claims upon final adjudication, not to exceed the maximum amount estimated by the Bankruptcy Judge prior to confirmation. Should the Bankruptcy Judge estimate these claims to be in a maximum amount inconsistent with the Conditions to Confirmation and Effectiveness of the Plan, as set forth in Article XI of the Plan of Reorganization, the Plan shall not be confirmed.

         As to the remaining creditors, they have been classified as follows under the Plan and have been given the treatment outlined below:

Class 1: Bondholder Class Claim

         1. Classification: Class 1 consists of the Bondholder Class Claim. The Bondholder Class Claim is represented by the proof of claim filed by First Trust National Association as the Indenture Trustee. The claim as filed is for the amount of $142,676,250. The Indenture Trustee, on behalf of the Bondholders, has asserted a security interest in any interest the Debtor may have in its license and goodwill. The Debtor has disputed, in part, the extent of the security interest asserted by the Indenture Trustee. In large part, the Plan of Reorganization constitutes a settlement of this dispute. The Plan provides that the Bondholders claims will be allowed. Additionally, the Bondholder's Claim will not be subject to, after the Effective Date, any objection, claim, counter claim, set off defense, action or proceeding by the Debtor, Reorganized Crescent City, any statutory committee or any other parties in interest.

         2. Allowance of Bondholder Claim: On the Effective Date, the Bondholder Claim shall be deemed an Allowed Class 1 Claim in the amount of $142 million. The Bondholder Claim shall not, after the Effective Date, be subject to, or the subject of, any objection, claim, counterclaim, set off, defense, action or proceeding by the Debtor, Reorganized Crescent City, any statutory committee, or any other party in interest, whether in law or equity. To the extent any such objection, action or proceeding is pending on or after the Effective Date, such action, objection or proceeding shall be deemed withdrawn and the Bondholders may take such steps as they deem appropriate to cause the Bankruptcy Court's records to reflect such withdrawal (including, without limitation, seeking ex parte relief).

         3. Treatment: As provided in Article II(B) of the Plan, upon receipt of the Magic Closing Cash and the Magic Notes, the Indenture Trustee, on behalf of the Bondholders, shall retain (i) Cash, in the amount of $6,750,000.00 and (ii) $28,000,000.00 of Magic Notes, all, and both, free and clear of any and all liens, claims, privileges and encumbrances held or asserted by any person other than the Indenture Trustee, for distribution to the Bondholders pursuant to the terms of the Indenture, and the Indenture Trustee shall immediately (i) pay the remaining balance of the Magic Closing Cash (estimated to be $6,750,000.00, less any amount by which the total balance of principal and interest due to pay Magic's DIP Financing Claims in full exceeds $1,000,000.00) and (ii) assign the remaining Magic Notes, in the amount of $7,000,000 to Liquidating Trust for distribution and/or application in accordance with this Plan. The Indenture Trustee shall retain the sum of $6,750,000.00 in Magic Closing Cash and $28,000,000.00 in Magic Notes, to be paid to Class 1 Claimants, in accordance with the terms of the Indenture.

         Additionally, any amounts to be paid to CGII from the Magic Deferred Cash, as provided in this Plan, shall be subject to the security interest of the Indenture Trustee. Any amounts to be paid to CGII from the Magic Deferred Cash, shall be deposited by Purchaser in a segregated interest bearing account designated by the Indenture Trustee at First Bank National Association, subject in all respects to all of the first priority liens and security interests of the Indenture Trustee, without any further action, and shall not be disbursed absent the mutual consent of CGII and the Indenture Trustee, or by an order of a court of competent jurisdiction.

         Other than as set forth herein, the Class 1 claimants (including the Indenture Trustee, the Bondholders, and anyone deriving or claiming rights under the Secured Notes, the Indenture, or any security therefore), shall not be entitled to participate as a Class 2, 3A or 3B Claimant under this Plan on account of such claim.

         4. Release of Defenses: As of the Effective Date the Debtor, Debtor in Possession, Liquidating Trust, all Creditors and equity security holders of the Debtor shall release and waive: (i) all defenses to allowance of the Bondholder Claim in the Bankruptcy Case, and (ii) all claims and causes of action, if any, against the Bondholders or the Indenture Trustee based upon or related to the Debtor's execution of its guarantee of CGII's obligations under the Indenture, or based upon any payments made to the Indenture Trustee by the Debtor.

         Nothing herein shall constitute a waiver of any defenses to the allowance of the claim of the Bondholders or the Indenture Trustee against CGII in any other bankruptcy proceeding. Except with respect to the Debtor, nothing in this Plan shall impair or otherwise affect any rights, liens, claims, or interests of the Indenture Trustee or any Bondholder under the Notes, the Indenture, or any related documents, including, but not limited to, any rights, liens, claims or interests against CGII or any guarantor of CGII's obligations.

         5. Voting: Class 1 is Impaired by the Plan and the holder of Claims in Class 1 are entitled to vote to accept or reject the Plan.

Class 2: Secured Claims

         1. Classification: Class 2 consists of secured claims.


         A substantial number of the creditors of this estate have filed proofs of claims indicating a secured status. The Debtor has compiled a list of those claims, the date incurred, the amount and a brief description of the security interest asserted, a copy of which can be obtained by contacting counsel for the Debtor. The Debtor believes that a vast portion of these claims are, in fact, unsecured for the reason that pursuant to 11 U.S.C. ss.506 a creditor has a secured claim only to the extent he has an interest in collateral sufficient to pay that claim. The vast portion of all claims asserted against the vessel, the Debtor believes, are inferior to the First Preferred Ship Mortgage held by the Indenture Trustee. The Debtor has filed a complaint with the United States Bankruptcy Court seeking to rank and determine the extent of any maritime liens against the vessel. Additionally, it should be noted that a number of creditors have filed secured claims based on liens asserted against the terminal facility. As discussed above, the terminal facility is property owned by River City, a joint venture of Crescent City and Grand Palais. Therefore, these creditors do not hold a secured claim as to this estate. Finally, a number of creditors, including Bally and IGT, have asserted a security interest in certain equipment. The Debtor believes that these liens are in fact valid and will be treated in accordance with the terms and conditions set forth in the Plan.

         Many of the employees earlier described as having WARN Act claims and other claims contend that their WARN claims, their alleged contractual five (5) day back pay claims, their toke claims, and their personal injury claims, enjoy maritime liens. Those employees assert that their liens would be superior to all other liens, including those held by the Indenture Trustee, under Federal Maritime Law. For those employees who provided necessaries to vessels, they would enjoy maritime liens, but those liens would be inferior to the lien of the Indenture Trustee, and thus valueless.

         The WARN claims for those employees who were assigned to the Crescent City Queen are alleged to amount to $2,368,995.10 including attorney fees and $1,776,746.32 net of attorney fees. The five (5) day back pay claims for those working on the Crescent City Queen total $148,153.39. The toke claims for those working on the Crescent City Queen are not known at this time. Their personal injury claims for bodily injuries sustained by employees working on the Crescent City Queen are estimated at $150,000.00, and are thought to be insured.

         The $20,000.00 per person claim for damages resulting from the alleged intentional infliction of emotional distress, if valid, would constitute a preferred maritime tort lien for those who were assigned to vessels.

         As noted above the Debtor strenuously denies the validity of all of the claims asserted by the employees as well as the assertions that such claims are entitled to priority or secured status.

         2. Determination of Allowed Secured Claim: Prior to the Effective Date, the Debtor may seek and obtain a determination of the Allowed Secured Claim of any Creditor asserting a Secured Claim pursuant to the Bankruptcy Code and the Bankruptcy Rules.

         3. Treatment: Except as provided in Article V(A) of the Plan, as to each Allowed Secured Claim and in complete satisfaction of such Claim, at the Debtor's option, either:

         (i) (A) any default, other than of the kind specified in Section 365(b)(2) of the Bankruptcy Code, shall be cured, provided that any accrued and unpaid interest, if any, which the Debtor may be obligated to pay with respect to such default shall be simple interest at the contract rate and not at any default rate of interest;

             (B) the maturity of such Claim shall be reinstated as the maturity existed before any default;

             (C) the holder of such Claim shall be compensated for any damage incurred as a result of any reasonable reliance by the holder on any provision that entitled the holder to accelerate maturity of such Claim; and

             (D) the other legal, equitable, or contractual rights to which the Claim entitles the holder shall not otherwise be altered; provided, however, that as to any Allowed Secured Claim which is a nonrecourse claim and exceeds the value of the collateral securing the Claim, the collateral may be sold at a sale at which the holder of such Claim has an opportunity to bid;

             (ii) on the Effective Date or such other date as may be agreed upon by the Debtor or Liquidating Trust, as the case may be, and the holder of such Allowed Secured Claim, the Debtor or Liquidating Trust, as the case may be, shall abandon the collateral securing such Claim to the holder thereof in full satisfaction and release of such Claim. The Claim held by Jones Casino Supplies, Inc. ("Jones") shall be partially satisfied, based upon and in consideration of the sale free and clear of all liens and other interests pursuant to 11 U.S.C. 363(f), to Jones Casino Supplies, Inc., of the slot machines and other gaming equipment manufactured by Sigma Games, Inc. ("Sigma"), and Advance Cart Technology, Inc. ("ACT") for a total credit of $204,754.67 ($156, 387.20 for Sigma equipment and $48,367.47 for ACT equipment), to be applied in reduction of the total Secured Claim of Jones Casino Supplies, Inc. In the alternative, a partial credit shall be granted following the abandonment of the slot machines and other equipment and supplies manufactured by Sigma and ACT to Jones to allow it to foreclose its security interest, and based upon the Court's determination as to the amount of the secured portion of the Jones Claims, and the security interest and liens held by Jones shall be preserved and retained by Jones pending the Court's determination and the foreclosure; or

             (iii) the holder of such Claim shall be paid, on account of such Allowed Secured Claim: (a) in full, in cash, after the later of (i) the Effective Date or (ii) the first Cash Distribution Date after the date such Secured Claim becomes an Allowed Claim; or, if applicable, (b) upon such other terms as may be agreed to between the Debtor or Liquidating Trust, as the case may be, and the holder of such Allowed Secured Claim; provided, however, that as to the Bally & IGT claims, upon such other terms as may be agreed to between Reorganized Crescent City or the Purchaser, as the case may be, and the respective holders of the Bally & IGT Claims. The security interest of Bally and IGT shall survive confirmation until such claims are paid. The security interests of any other secured claimant, shall be preserved and retained, to survive confirmation, in either the specific collateral itself, provided said collateral is not part of the Riverboat Assets, or preserved and attaching to the proceeds that constitute the Settlement Amount and/or the Residual Property, if the collateral is sold free and clear of liens and interests, until paid.

             (iv) Any Allowed Class 2 Claim found by Final Order to be secured by a lien against any of the Riverboat Assets to be transferred to Purchaser and to be senior to the lien securing the Class 1 Claims affecting the Riverboat Property shall be paid in cash on the Effective Date or at such later date as such determination is made by Final Order. Payments to the holders of any such Class 2 Claims shall be made from the Net Cash Proceeds of one or more of the following sources, in the following order of priority; the Settlement Amount and the Residual Property. Any creditor determined by final order to have an allowed Class 2 Secured Claim shall be paid to the extent of the value of its collateral, with the creditor retaining its security interest and lien, either as to the specific collateral, provided said collateral is not part of the Riverboat Assets, or preserved and attaching to the proceeds only that constitute the Settlement Amount and the Residual Property, until the court's determination and payment, and shall have an unsecured claim for any deficiency which shall then be recognized, and the creditor paid its pro-rata distribution or share of the Settlement Amount as set forth below, for the Class 3 Allowed General Unsecured Claims.


         It is anticipated that most of the claims which fall in this class will be paid in cash out of the Settlement Amount. To the extent a Claimant having filed a Claim designated as secured, is determined to have a partially secured and partially unsecured claim, based on the fact that the claim exceeds the value of the collateral securing such Claim, the remaining deficiency Claim, or unsecured claim, shall be treated as a General Unsecured Claim in Class 3A.

         4. Voting: Class 2 is impaired by the Plan and each holder of a Claim in Class 2 shall be entitled to vote to accept or reject the Plan.

Class 3A:  General Unsecured Claims

         1. Classification: Class 3A consists of Allowed General Unsecured Claims. As noted above, in the summary of claims against the estate, there are substantial variances between the Debtor's records and the proof of claims filed in these proceedings.

         2. Treatment: Each holder of an Allowed General Unsecured Claim shall receive its Pro Rata share of the remainder of the Net Cash Proceeds Settlement Amount, on account of their beneficial interests in the Liquidating Trust, after payment or reserve for all (i) Administrative Claims, (ii) Priority Claims,
(iii) Priority Tax Claims (iv) Allowed Class 3B Claims, (v) Allowed Class 2 Claims found to be secured by a lien on any of the Riverboat Assets and superior to the lien of the Class 1 Claimant, and (vi) establishment of a reserve for payment of operating expenses of Liquidating Trust (which initial reserve is not to exceed $1,000,000.00). In addition to distributions from the Settlement Amount, Class 3A Claimants shall receive Pro Rata distributions from all Net Cash Proceeds generated from the Residual Property. However, there will be no distribution of the Net Cash Proceeds generated from the Residual Property unless and until all payments and/or reserves required under this paragraph have been made.

         3. Voting: Class 3A is impaired and the holders of Claims in Class 3A are entitled to vote to accept or reject the Plan.

         4. Election To Be Treated As Holder Of Convenience Claim: On or before the Voting Deadline, any holder of an Allowed General Unsecured Claim may elect (by election on the ballot to be sent to all holders of Allowed General Unsecured Claims, or thereafter until the Effective Date, by other written election in form and substance satisfactory to the Debtor) to voluntarily reduce its Claim to $5,000, and receive the same treatment as holders of Claims in Class 3B.

         5. Claims With Recourse to Insurance Coverage: To the extent the holder of any General Unsecured Claim has recourse to any liability insurance policy covering tort claims issued to or for the benefit of the Debtor, the holder of such Claim must first, to the satisfaction of the Liquidating Trustees, use its best efforts to collect its Allowed Claims from the insurance carrier. Such collection will reduce the amount of such holder's Allowed Claim by the amount of any payment received from such insurance carrier. Any remaining unpaid portion of such Allowed General Unsecured Claim will be treated under the other provisions applicable to Allowed General Unsecured Claims. In the event the Liquidating Trustees determine that the holder of any such Claim has not used its best efforts to collect the proceeds of such insurance coverage, such Claim shall be treated as a Disputed Claim until the Liquidating Trustees determine that such best efforts have been made.

         6. Estimation of Distribution to Holders of Class 3A Claims: The Distribution to Class 3A claimants will be affected by (i) the total amount of Administrative Expenses, Priority Tax Claims, Priority Claims, Class 2 Claims and Class 3B claims, and (ii) the amount of allowed claims in Class 3A. In an attempt to give Class 3A creditors some estimate of what their distribution might be, Debtor has prepared a chart showing estimated distribution under various scenarios. This chart is attached as Exhibit "C".

Class 3B: Convenience Claims

            1. Classification: Class 3B consists of Convenience Claims.

            2. Treatment: Each holder of an Allowed Convenience Claim shall be paid forty (40%) percent of the Allowed amount of such Claim, in Cash, on the later of (a) the Effective Date (or as soon thereafter as is practicable), or
(b) the first Cash Distribution Date immediately following the date on which such Convenience Claim becomes an Allowed Convenience Claim. This distribution will be funded out of the Settlement Amount. It should be noted that if these claims have been acquired by a third party purchaser, then the third party purchaser shall retain the right to receive treatment as a convenience claimant.

            3. Voting: Class 3B is impaired and the holders of Claims in Class 3B are entitled to vote to accept or reject the Plan.

Class 3C: CGII

            1. Classification: Class 3C consists of the CGII Claim.

            2. Treatment: On the Effective Date, the Class 3C Claim shall be allowed in the amount of $5,000,000 and the holder of the Class 3C Claim shall receive on account of such Claim, the Magic Deferred Cash pursuant to the Magic Agreement. The payment of the Magic Deferred Cash shall be subject to the security interest of the Indenture Trustee. Any amounts of the Magic Deferred Cash to be paid to CGII, pursuant to this Plan and the Magic Agreement, shall be deposited by Purchaser in a segregated interest bearing account at First Bank National Association, subject in all respects to all of the first priority liens and interests of the Indenture Trustee, without any further action, and shall not be disbursed absent the mutual consent of CGII and the Indenture Trustee, or by an order of a court of competent jurisdiction.

            3. Voting: Class 3C is impaired and the Holder of Claims in Class 3C is entitled to vote to accept or reject the Plan.

Class 4:  Subordinated Unsecured Claims

            1. Classification: Class 4 consists of Subordinated Unsecured
Claims.

            2. Treatment: Holders of Subordinated Unsecured Claims shall receive no distribution under the Plan. There shall be a presumption that excusable neglect does not exist in respect of those Claims.

            3. Voting: Class 4 is impaired and is deemed to reject the Plan.

Class 5:  Equity Interests

            1. Classification: Class 5 consists of all Equity Interests.

            2. Treatment: Holders of Equity Interests shall receive no distribution under the Plan. All Equity Interests will be canceled and rendered void and of no further force or effect on the Effective Date.

            3. Voting: Class 5 is impaired and is deemed to reject the Plan.

Class 6: Mirage Administrative/Secured Claim

            1. Classification: Class 6 consists of the Mirage
Administrative/Secured Claim.

            2. Treatment: Pending resolution of Debtor's objection to the Mirage's DIP Financing Claim, the entire sum of $2,000,000.00, plus the estimated amount of accrued and/or accruing interest for a period of one (1) year after Closing shall be reserved by the Liquidating Trust for the benefit of Mirage. Upon entry of a Final Order allowing the claim of Mirage, a sum equal to the Allowed Claim shall be distributed to Mirage. The balance, if any, shall then be available for distribution to members of other classes of creditors, other than Class 1. Upon entry of a Final Order disallowing the claim of Mirage the entire sum reserved shall be available for distribution to member of other classes of creditors, other than Class 1.

            3. Voting: Class 6 is unimpaired and is deemed to have accept the Plan.

                          X. RETENTION OF JURISDICTION
                             -------------------------

                  Until all payments required to be made under this Plan have been made, the Bankruptcy Court shall retain jurisdiction of these proceedings for the following purposes:

         1. To hear and determine objections to Administrative Claims or Proofs of Claims whenever filed both before and after the Confirmation Date, including any objections to the classification of any Claim and to allow or disallow any Disputed Claim, in whole or in part;

         2. To hear and determine any and all motions to estimate Claims regardless of whether the Claim is the subject of a pending objection, a pending appeal or otherwise;

         3. To hear and determine any and all pending applications for the rejection or assumption of executory contracts or unexpired leases to which a Debtor is a party or with respect to which a Debtor may be liable and to hear and determine, and, if need be, to liquidate, any and all Claims arising therefrom;

         4. To enforce the provisions of the Plan and to enforce any proposed amendments thereto;

         5. To ensure that distributions, if any, to holders of Allowed Claims are accomplished as provided herein;

         6. To determine any and all applications, adversary proceedings and contested or litigated matters that may be pending on the Effective Date or commenced thereafter;

         7. To consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

         8. To hear and determine all controversies, suits and disputes that may arise in connection with the interpretation, implementation or enforcement of the Plan, the Estate's obligations, releases under the Plan, or any Claim asserted against any representative of the Estate or its agents;

         9. To hear and determine all controversies concerning the Magic Agreement;

         10. To hear and determine all controversies concerning the Mirage Agreement, the Mirage DIP Financing Claims and any other claims and/or dispute asserted by or against Mirage;

         11. To enter such orders in aid of execution of the Plan to the extent authorized by Section 1142 of the Bankruptcy Code, including such orders aiding or promoting the transfer of the economic or ownership interest of the Debtor, but not to the extent that such orders are in regard to matters within the sole jurisdiction of police or regulatory authorities;

         12. To determine such other matters as may be set forth in the Confirmation Order or as may arise in connection with the Plan (including, without limitation, Article XIII thereof) or the Confirmation Order or their implementation;

         13. To hear and determine all controversies, suits and disputes that may arise with respect to the Residual Property;

         14. To enforce all orders, judgments, injunctions and rulings entered in connection with the Reorganization Case;

         15. To determine any and all applications for allowance of compensation and reimbursement of expenses and any other fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or the Plan;

         16. To hear and determine all proceedings to recover all assets of the Debtor and property of the estate, wherever located, including any causes of action under Sections 544 through 551 and 553(b) of the Bankruptcy Code, and any other causes of action or rights to payment of Claims, that belong to the Debtor, that may be pending on the Confirmation Date or that may be instituted at any time by Liquidating Trust thereafter;

         17. To hear and determine any disputes between the Liquidating Trustees and Liquidating Trust or with respect to either of them;

         18. To hear and determine matters concerning state, local and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code;

         19. To approve the retention of professionals by Liquidating Trust and to approve all requests for payment of fees and expenses by such professionals;

         20. To hear any other matter as to which jurisdiction is not inconsistent with the Bankruptcy Code; and

         21. To enter a final decree or decrees closing the Reorganization Case.

                                 XI. CONCLUSION
                                     ----------

         This Disclosure Statement is intended to assist each creditor in making an informed decision regarding the acceptance of Debtor's Plan. If the Plan is accepted, all creditors will be bound by its terms. You are, therefore, urged to carefully review the statement and the enclosed copy of the Plan. If questions remain after such review, you are urged to make further inquiries as you may deem appropriate to counsel or other creditors.

Dated:   New Orleans, Louisiana
         April 10, 1996

 CRESCENT CITY CAPITAL                  CRESCENT CITY CAPITAL
 DEVELOPMENT CORPORATION                DEVELOPMENT CORPORATION

 By: /s/ EDWARD M. TRACY                By:
    -------------------------------        -----------------------------
    Edward M. Tracy                        Edward M. Tracy
    President and CEO                      President and CEO

BRONFIN & HELLER, L.L.C.               BRONFIN & HELLER, L.L.C.
Counsel for Debtor                     Counsel for Debtor

By:                                    By: /s/ ROBYN J. SPALTER
   --------------------------------       ----------------------------------
   Jan M. Hayden (La. Bar #6672)          Jan M. Hayden (La. Bar #6672)
   Robyn J. Spalter (La. Bar #21116)      Robyn J. Spalter (La. Bar #21116)
   650 Poydras Street, Suite 2500         650 Poydras Street, Suite 2500
   New Orleans, Louisiana 70130-6101      New Orleans, Louisiana 70130-6101
   Tele: (504) 568-1888                   Tele: (504) 568-1888

                                                                       EXHIBIT A

CRESCENT CITY CAPITAL DEVMNT            Check Register      9/06/95  Pag
Operator: DML                                         System Date:  9/06
                                                      System Time:  4:12


              Check       Check                                    Date
     Check    Date       Amount       Payee                      Cleared

1105 49740 CASH - FNBC - CCCD OPERATING
      2196  4/07/95     370,773.50   RIVER MARINE SERVICES         4/30/95
      2199  4/13/95          82.61   KRIS K. W. LEWIS              5/31/95
      2201  4/19/95      15,248.95   CASH REGISTER SALES           4/30/95
      2202  4/20/95         156.95   RADIOFONE                     5/31/95
      2203  4/20/95         272.32   SOUTH CENTRAL BELL            5/31/95
      2204  4/22/95       5,262.18   MERRIL LYNCH                  5/31/95
      2243  5/15/95         611.32   TODD HEIER                    5/31/95
      2244  5/15/95          38.84   WILLIAM SCHWERTZ              5/31/95
      2257  5/01/95         600.00   CORPORATES BY O'BRIEN         5/31/95
      2258  5/01/95         750.82   JOAN MCLAUGHIN                5/31/95
      2259  5/01/95         519.00   PORT OF NEW ORLEANS           5/31/95
      2260  5/01/95         156.59   TODD HEIER                    5/31/95
      2261  5/01/95         117.18   THOMAS MEEKINS                5/31/95
      2289  5/18/95      15,081.00   GEMACO PLAYING CARD CO.       5/31/95
      2297  5/24/95       2,105.38   RICHARD'S RESTAURANT SUPPLY   5/31/95
                        411,777.14*

      Report Totals     411,777.14*

V - Voided

Note: Contruction accounting system checks clearing bank prior to June 1995.




CRESCENT CITY CAPITAL DEVMNT            Check Register      9/06/95  Pag
Operator: DML                                         System Date:  9/06
                                                      System Time:  4:12


              Check       Check                                    Date
     Check    Date       Amount       Payee                      Cleared

1105 49740 CASH - FNBC - CCCD OPERATING
      2197  4/12/95          40.80   LUTRE' MARIE PICHON         6/30/95
      2198  4/12/95       1,285.20   SUSAN CIBOLDI               6/30/95
      2245  5/17/95         963.02   AUTOMATIC DATA PROCESSING   6/30/95
V     2246  5/17/95            .00   JONES CASINO SUPPLIES
      2315  6/15/95      45,000.00   CARVER, DARDEN, KORETZKY    6/30/95
      2335  6/27/95       7,500.00   CARVER, DARDEN, KORETZKY    7/31/95
V     2338  7/05/95            .00   LANIER & ASSOCIATES
      2339  7/05/95       2,795.42   CARVER, DARDEN, KORETZKY    7/30/95
     54411  5/04/95         274.05   THE HOOVER COMPANY
     54412  5/04/95         505.91   LEMLE & KELLEHER, LLP
     54413  5/04/95          99.38   SUMMERS ELECTRIC
     54414  5/04/95       1,547.57   STANDARD REGISTER
     54415  5/04/95       1,346.11   TAB PRODUCTS COMPANY
     54416  5/04/95         664.14   W.W. GRAINGER, INC.
                         62,011.80*

      Report Totals      62,011.80*

V - Voided

Note: Contruction accounting system checks clearing bank after May 1995.

                    Crescent City Capital Operating Account
                      Summary Of Wire Transfers to Vendors
                         April 3, 1995 TO July 26, 1995


                                         Type of
  Date             Vendor              Expenditure             Amount
  ----             ------              -----------             ------
 Daily     Louisiana State Police     Gaming Taxes          $759,599.09
4/26/95    Casino Airlinks            Marketing Expense       17,800.00
 7/6/95    River Marine               Fuel/Payroll            17,250.00
                                                            -----------
Total                                                       $794,649.09
                                                            ===========

                                                                       EXHIBIT B

                       CAPITAL GAMING INTERNATIONAL, INC.

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                            June 30,
                                                   ----------------------------
                                                       1995             1994
                                                       ----             ----
CURRENT ASSETS:
  Cash and Cash Equivalents                        $ 1,187,241     $ 18,007,556
  Restricted Cash - Interest Reserve (Note 10)           --          14,851,135
  Interest Receivable                                  587,489          436,611
  Income Tax Receivable (Note 17)                        --             486,720
  Native American Management Fees and Expenses
    Receivable                                       1,996,096          461,855
  Current Portion - Native American Loan
    Receivable (Note 14)                            11,029,694          394,697
  Prepaid Expenses and Other Current Assets            212,883           19,132
                                                   -----------     ------------

TOTAL CURRRENT ASSETS                               15,013,403       34,657,706
                                                   -----------     ------------

ASSETS HELD FOR SALE, net (Note 12)                 40,660,974        7,693,915

FURNITURE, FIXTURES AND EQUIPMENT, net (Note 12)       140,667          134,549

OTHER ASSETS:
  Restricted Cash (Note 10)                          4,063,558       78,610,897
  Acquired Gaming Assets, net (Note 3)                   --          25,490,472
  Native American Loan Receivable (Note 14)         11,323,830          887,036
  Native American Casino Development Advances            --           1,874,408
  Investments in Native American Management
    Agreements, net (Note 13)                        3,294,550        1,202,163
  Deferred Financing Costs, net (Note 9)             7,643,608        9,589,537
  Cash Held in Escrow - Port of New Orleans
    (Note 3)                                             --           4,534,939
  Deposits and Other Assets (Note 3)                   370,654        3,455,442
  Goodwill, net (Note 8)                               466,059          755,326
                                                   -----------     ------------

TOTAL OTHER ASSETS                                  27,162,259      126,420,220
                                                   -----------     ------------

TOTAL ASSETS                                       $82,977,303     $168,906,390
                                                   ===========     ============

              The Accompanying Notes are an Integral Part of these
                       Consolidated Financial Statements.

                       CAPITAL GAMING INTERNATIONAL, INC.

                          CONSOLIDATED BALANCE SHEETS

                 LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

                                                            June 30,
                                                   ----------------------------
                                                       1995             1994
                                                       ----             ----
CURRENT LIABILITIES
  Accounts Payable and Accrued Expenses           $ 12,275,745     $    828,284
  Accrued Professional Fees                          1,920,610        1,110,864
  Accrued Interest                                   6,505,172        6,173,264
  Equipment Notes Payable - Current Maturity         1,683,007            --
  Bank Note Payable (Note 3 and 4)                   2,000,000            --
  Bondholder Consent Fee Note (Note 3 and 4)         1,350,000            --
  Proportionate Share of Losses in Joint Venture
    in Excess of Investment and Advances
    (Note 5 and 6)                                   9,794,726            --
  11.5% Senior Secured Notes Payable - (net of
    unamortized Original Issue Discount of
    $3,622,821 (Notes 4, 7 and 9)                  123,377,179            --
                                                  ------------     ------------
TOTAL CURRENT LIABILITIES                          158,906,439        8,112,412

LONG-TERM DEBT
  11.5% Senior Secured Note Payable - (net of
    unamortized Original Issue Discount of
    $4,534,562 (Notes 4, 7 and 9)                       --          130,465,438
  Unsecured 11.5% Term Note Payable (Note 3)        19,000,000       19,000,000
  Equipment Notes Payable - Native American          1,292,743        1,350,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' (DEFICIT) EQUITY (Notes 11 and 15)
  Preferred Stock, No Par Value, Authorized
    5,000,000 Shares:
    None issued                                         --                --
  Common Stock, No Par Value, Authorized
    75,000,000 Shares: Issued and Outstanding
    19,329,574 and 16,519,373 Shares,
    respectively                                    37,617,099       26,108,500

  Additional Paid in Capital                         7,877,002        7,877,002

  Accumulated deficit                             (141,715,980)     (24,006,962)
                                                  ------------     ------------
TOTAL STOCKHOLDERS' (DEFICIT) EQUITY               (96,221,879)       9,978,540
                                                  ------------     ------------

TOTAL LIABILITIES AND
  STOCKHOLDERS' (DEFICIT) EQUITY                  $ 82,977,303     $168,906,390
                                                  ============     ============

              The Accompanying Notes are an Integral Part of these
                       Consolidated Financial Statements.

                       CAPITAL GAMING INTERNATIONAL, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                  Year ended June 30,
                                                                   ------------------------------------------------
                                                                        1995              1994             1993
                                                                        ----              ----             ----
REVENUE
  Native American Casino Management Fees (Note 8)                  $   6,440,962      $  1,723,819      $     --

COSTS AND EXPENSES
  Salaries, Wages and Related Costs                                    4,564,614         3,955,786          467,574
  Gaming Development Costs                                             1,454,905         1,885,988          292,220
  Native American Gaming Development Costs                             2,146,481         1,605,425           77,228
  Professional Fees                                                    6,244,656         3,292,877        1,442,036
  General and Administrative                                           3,654,110         2,597,908          724,069
  Write-off of Native American Assets                                  1,017,766             --                --
  Depreciation and Amortization                                          398,067           395,344             --
  Bondholder Consent Fee and Related Costs (Note 3)                        --            2,847,000             --
                                                                   -------------      ------------      -----------
Total Costs and Expenses                                              19,480,599        16,580,327        3,003,127
                                                                   -------------      ------------      -----------
  Loss From Operations                                               (13,039,637)      (14,856,508)      (3,003,127)

Other Income (Expense):
  Interest Income                                                      2,619,646         1,712,272          254,709
  Interest Expense, net of Capitalized Interest                      (18,225,375)      (11,023,794)            --
                                                                   -------------      ------------      -----------
Total Other Income (Expense), net                                    (15,605,729)       (9,311,522)         254,709
                                                                   -------------      ------------      -----------
Loss From Continuing Operations Before
  Income Taxes and Extraordinary Item                                (28,645,366)      (24,168,030)      (2,748,418)
Extraordinary Item - Loss on Early
  Extinguishment of Debt (Note 7)                                       (832,846)            --               --
Income Tax Benefit (Note 7)                                                --              483,738        1,096,006
                                                                   -------------      ------------      -----------
Loss From Continuing Operations                                      (29,478,212)      (23,684,292)      (1,652,412)

Discontinued Operations:
  Loss From Discontinued Operations
    (Net of Income Tax) (Note 5)                                     (18,953,923)            --            (111,963)
(Loss)/gain on Disposal of Discontinued Operations                   (69,276,883)            --           2,422,282
                                                                   -------------      ------------      -----------
Total Discontinued Operations                                        (88,230,806)            --           2,310,319
                                                                   -------------      ------------      -----------
Net (Loss) Income                                                  $(117,709,018)     $(23,684,292)     $   657,907
                                                                   =============      ============      ===========

              The Accompanying Notes are an Integral Part of these
                       Consolidated Financial Statements.

                       CAPITAL GAMING INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                  Year ended June 30,
                                                                   ------------------------------------------------
                                                                        1995              1994             1993
                                                                        ----              ----             ----
EARNINGS PER SHARE

  Loss From Continuing Operations before Extraordinary Item          $     (1.66)      $     (1.68)     $      (.12)
  Extraordinry Item                                                         (.05)              --              --
                                                                     -----------       -----------      -----------
  Loss from Continuing Operations                                    $     (1.71)      $     (1.68)     $      (.12)
  Loss from Discontinued Operations                                        (1.10)              --              (.01)
  Loss/Gain on Sale of Discontinued Operations                             (4.01)              --                18
                                                                     -----------       -----------      -----------
  Net (Loss) Income                                                  $     (6.82)      $     (1.68)     $       .05
                                                                     ===========       ===========      ===========
  Weighted Average Number of Shares Outstanding                       17,256,591        14,135,625       13,860,099
                                                                     ===========       ===========      ===========

              The Accompanying Notes are an Integral Part of these
                       Consolidated Financial Statements.

                       CAPITAL GAMING INTERNATIONAL, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY




                                                           Common Stock              Additional        Accumulated
                                                       -----------------------       ----------        -----------
                                                       Shares           Amount         Capital          (Deficit)
                                                       ------           ------         -------          ---------
Balance June 30, 1992                                12,045,868      $ 8,003,022      $    2,564      $    (980,577)
  Exercise of Warrants                                  249,458          595,226            --                 --
  Exercise of Unit Purchase Options                     256,000          384,000            --                 --
  Exercise of Common Stock Option                       195,000          242,000            --                 --
  Net Income Year Ended June 30, 1993                      --               --              --              657,907
                                                     ----------      -----------      ----------      -------------
Balance - June 30, 1993                              12,746,326      $ 9,224,448      $   22,564      $    (322,670)
                                                     ==========      ===========      ==========      =============
  Exercise of Warrants                                  860,756        2,025,049            --                 --
  Repurchase of Common Stock                         (2,000,000)      (8,000,000)           --                 --
  Issuance of Common Stock                            4,912,291       24,711,455            --                 --
  Issuance of Common Stock Purchases Warrants              --           (474,987)      7,854,438               --
  Equity Issuance Costs                                    --         (1,377,465)           --                 --
Net Loss Year Ended June 30, 1994                          --               --              --          (23,684,292)
                                                     ----------      -----------      ----------      -------------
Balance - June 30, 1994                              16,519,373      $26,108,500      $7,877,002      $ (24,006,962)
                                                     ==========      ===========      ==========      =============
  Exercise of Common Stock Options                       60,000           80,000            --                 --
  Issuance of Common Stock                              750,000        3,187,500            --                 --
  Issuance of Common Stock in Exchange for Debt       2,000,201        8,241,099            --                 --
Net Loss Year Ended June 30, 1995                                                                      (117,709,018)
                                                     ----------      -----------      ----------      -------------
Balance - June 30, 1995                              19,329,574      $37,617,099      $7,877,002      $(141,715,980)
                                                     ==========      ===========      ==========      =============


              The Accompanying Notes are an Integral Part of these
                       Consolidated Financial Statements.

                       CAPITAL GAMING INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                  Year ended June 30,
                                                                   ------------------------------------------------
                                                                        1995              1994             1993
                                                                        ----              ----             ----
OPERATING ACTIVITIES:
  Net Loss from Continuing Operations                               $(29,478,212)      $23,684,292)      $(1,652,412)
  Adjustments to Reconcile Net Loss to
   Net Cash Provided by Continuing Operations:
    Loss on Early Extinguishment of Debt                                 832,846             --                 --
    Write-off of Native American Assets                                1,017,766             --                 --
    Depreciation and Amortization                                        398,067            395,344             1,019
    Amortization of Original Issue Discount                              673,392            249,501             --
    Amortization of Advances and Deferred Financing Costs              1,441,753            827,787             --
    Interest Charge in Connection with Termination of Warrant               --            4,000,000             --
    Other Non-Cash Charges                                                  --            1,625,000             --

  Changes in Assets and Liabilities -
    Net of Assets and Liabilities Accrued (Increase) Decrease in:
      Interest Receivable                                               (150,878)          (436,611)            --
      Income Taxes Receivable                                            486,720            (84,266)         (373,964)
      Prepaid Expenses and Other Current Assets                         (193,751)            46,284           158,585
      Management Fees and Expenses Receivable                         (1,630,974)           (90,141)            --
      Deposits and Other Assets                                          (44,273)          (226,381)            --

    Increase (Decrease) in:
      Accounts Payable and Accrued Expenses                           12,407,884          1,096,331           279,088
      Accrued Interest Expense                                           331,908          6,173,264             --
      Due to Related Parties                                                --               --               (85,048)
      Income Taxes Payable                                                  --               --              (153,800)
                                                                    ------------       ------------       -----------
    Total Adjustments                                                 15,570,460         13,576,112          (174,030)
                                                                    ------------       ------------       -----------
  Net Cash - Continuing Operations                                   (13,907,752)       (10,108,180)       (1,826,442)
  Loss from Discontinued Operations                                  (18,953,923)            --              (111,963)
  (Loss)/Gain on Sale of Discontinued Operations                     (69,276,883)            --              2,422,282

              The Accompanying Notes are an Integral Part of these
                       Consolidated Financial Statements.

                       CAPITAL GAMING INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                Year ended June 30,
                                                                  -----------------------------------------------
                                                                     1995              1994             1993
                                                                     ----              ----             ----
 Adjustments to Reconcile (loss) Gain from
 Discontinued Operations to Net Cash
 Provided by Discontinued Operations:
   Equity in Losses of Unconsolidated Affiliate                    $48,388,511       $    --          $     --
   Reserve for Port of New Orleans Assets                            7,051,500            --                --
   Write-off of Impaired Gaming Assets                              23,725,380            --                --
   Depreciation and Amortization                                     2,807,326            --                --
   Note Receivable Issued in Exchange for Assets
    of Discontinued Operations                                                            --            (3,000,000)
   Change in Net Assets of Discontinued Operations                       --               --                51,393
                                                                  ------------      ------------      ------------

 Net Cash -- Discontinued Operations                                (6,258,089)           --              (638,288)
                                                                  ------------      ------------      ------------

 Net Cash -- Operating Activities                                  (20,165,841)      (10,108,180)       (2,464,730)


INVESTING ACTIVITIES:
 Investment in Property and Equipment                              (35,083,517)       (7,773,489)          (15,516)
 Berth Infrastructure Reimbursement (Payments)                         500,000        (3,016,561)           --
 Proceeds from Sale of Assets                                          112,500            --                --
 Repurchase Agreement Activity                                           --               --             4,905,833
 Cash Held in Escrow                                                     --           (2,534,939)         (193,420)
 Issuance of Notes Receivable                                            --           (5,000,000)       (2,750,000)
 Proceeds from Repayment of Notes Receivable                             --            5,000,000         5,300,000
 CMDI Acquisition Payment                                                --             (112,500)       (2,500,000)
 Cash Acquired with CMDI                                                 --              196,725            --
 Advances to Affiliates                                            (37,590,605)       (1,045,025)           --
 Gaming Asset Purchase                                                   --           (6,540,000)           --
 Net Transfers (to) from Restricted Cash                            89,398,474       (93,462,032)           --
 Investments in Management Agreements                               (3,037,193)         (138,307)           --
 Native American Casino Development Advances                             --           (1,505,988)           --
 Repayment of Native American Casino Development
  Advances/Loans                                                     1,419,958           765,439            --
 Loans to Tribes                                                   (17,261,596)       (1,281,733)           --
                                                                  ------------      ------------      ------------

 Net Cash -- Investing Activities                                 $ (1,541,979)    $(116,448,410)     $ 4,746,947


              The Accompanying Notes are an integral Part of these
                       Consolidated Financial Statements.

                       CAPITAL GAMING INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                               Year ended June 30,
                                                                  ---------------------------------------------
                                                                     1995              1994             1993
                                                                     ----              ----             ----
FINANCING ACTIVITIES:
 Proceeds from Issuance of Notes                                  $ 2,000,000      $135,000,000      $   --
 Repayment of Equipment/Other Notes                                  (379,995)      (16,200,000)         --
 Proceeds from Exercise of Warrants and Options                        80,000         2,025,049       1,221,426
 Proceeds from Common Stock Issuance                                3,187,500        24,711,455          --
 Cash for Debt Issuance Costs                                           --           (8,899,402)         --
 Proceeds from Bridge Financing                                         --            4,000,000          --
                                                                  -----------      ------------      ----------

 Net Cash -- Financing Activites                                    4,887,505       140,637,102       1,221,426
                                                                  -----------      ------------      ----------

 Net Increase in Cash and Cash Equivalents                        (16,820,315)       14,080,512       3,503,643

Cash and Cash Equivalents -- Beginning of Periods                  18,007,556         3,927,044         423,401
                                                                  -----------      ------------      ----------

Cash and Cash Equivalents -- End of Periods                       $ 1,187,241      $ 18,007,556      $3,927,044
                                                                  ===========      ============      ==========

Supplemental Disclosures of Cash Flow Information:
  Cash paid during the periods for:
   Interest                                                       $17,251,844      $  4,322,743      $      942
   Income Taxes                                                        --          $     --          $1,016,115


The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.


                                                                     Exhibit C

           ESTIMATED DISTRIBUTION PERCENTAGES TO UNSECURED CREDITORS BASED ON SETTLEMENT AMOUNT ONLY UNDER MULTIPLE SCENARIOS\1\

- - --------------------------------------------------------------------------------------------------------------------------
                 Best Case (w/o      Best Case (w/      Middle Case       Middle Case      Worst Case       Worst Case (w/
                 WARN Act            WARN Act           (w/o WARN Act     (w/ WARN Act     (W/o WARN Act    WARN Act
                 Claims)\2\          Claims)\3\         Claims)\4\        Claims)\5\       Claims)\6\       Claims\7\
                 $8,382,000.00       $5,082,000.00      $7,732,000.00     $4,432,000.00    $5,232,000.00    $1,932,000.00
- - ---------------------------------------------------------------------------------------------------------------------------
Best Case\8\ -
$16,450,000.00     51%                   31%                47%               27%              32%              12%
- - ---------------------------------------------------------------------------------------------------------------------------
Middle Case\9\ -
$27,400,000.00     31%                   19%                28%               16%              19%               7%
- - ---------------------------------------------------------------------------------------------------------------------------
Worst Case\10\
$31,400,000.00     27%                   16%                25%               14%              17%               6%
- - ---------------------------------------------------------------------------------------------------------------------------

   1. This chart is based on the assumption that the Settlement Amount is $13,750,000.00. Although $7,000,000.00 of the Settlement Amount is payable in the form of Magic Notes, this chart does not take into account any discount on the Magic Notes. Additionally, this chart assumes that the only source of recovery for distribution to the Unsecured Creditors is the Settlement Amount. This may not be entirely true, as the Liquidating Trust also receives 100% of the Residual Property. However, at this time it is not possible to make any reasonable assumptions as to the potential recovery, if any, for the Residual Property. The numbers used for Administrative Claims, Priority Tax Claims, Priority Claims (excluding WARN Act Claims, Other Secured Claims and Convenience in calculating the various distribution scenarios may include certain claims which are disputed (as more fully set forth in this Disclosure Statement), and shall not in any way form the basis of a waiver of the right to object to the amount and/or classification of said claims.

   2. This number is based on the following estimates:

Settlement Amount                                                 13,750,000.00
  Administrative Expenses (other than Magic DIP)    2,500,000.00
  Priority Tax Claims                               1,800,000.00
  Priority Claims (excluding WARN Act claims)         100,000.00
  Other Secured Claims                                750,000.00
  Conveience Claims                                   218,000.00
                                                    ------------
    Total Claims                                                   5,368,000.00
                                                                  -------------
TOTAL FOR DISTRIBUTION TO UNSECUREDS                               8,382,000.00

   3. This number is based on the following estimates, beginning with the assumption that $3,300,000 is the amount for WARN Act Claims if such claims are allowed only as priority claims:

Settlement Amount                                                 13,750,000.00
WARN Act Priority Claims                                           3,300,000.00
                                                                  -------------
                                                                  14,450,000.00
  Administrative Expenses (other than Magic DIP)    2,500,000.00
  Priority Tax Claims                               1,800,000.00
  Priority Claims (excluding WARN Act claims)         100,000.00
  Other Secured Claims                                750,000.00
  Conveience Claims                                   218,000.00
                                                    ------------
    Total Claims                                                   5,368,000.00
                                                                  -------------
TOTAL FOR DISTRIBUTION TO UNSECUREDS                               5,082,000.00

   4. This number is based on the following estimates:

Settlement Amount                                                 13,750,000.00
  Administrative Expenses (other than Magic DIP)    2,700,000.00
  Priority Tax Claims                               1,400,000.00
  Priority Claims (excluding WARN Act claims)         200,000.00
  Other Secured Claims                              1,500,000.00
  Conveience Claims                                   218,000.00
                                                    ------------
    Total Claims                                                   6,018,000.00
                                                                  -------------
TOTAL FOR DISTRIBUTION TO UNSECUREDS                               7,732,000.00

   5. This number is based on the following estimates, beginning with the assumption that $3,300,000 is the amount for WARN Act Claims if such claims are allowed only as priority claims.

Settlement Amount                                                 13,750,000.00
WARN Act Priority Claims                                           3,300,000.00
                                                                  -------------
                                                                  14,450,000.00
  Administrative Expenses (other than Magic DIP)    2,500,000.00
  Priority Tax Claims                               1,400,000.00
  Priority Claims (excluding WARN Act claims)         200,000.00
  Other Secured Claims                              1,500,000.00
  Conveience Claims                                   218,000.00
                                                    ------------
    Total Claims                                                   6,018,000.00
                                                                  -------------
TOTAL FOR DISTRIBUTION TO UNSECUREDS                               4,432,000.00

   6. This number is based on the following estimates:

Settlement Amount                                                 13,750,000.00
  Administrative Expenses (other than Magic DIP)    2,700,000.00
  Priority Tax Claims                               1,400,000.00
  Priority Claims (excluding WARN Act claims)         200,000.00
  Other Secured Claims                              4,000,000.00
  Conveience Claims                                   218,000.00
                                                    ------------
    Total Claims                                                   8,518,000.00
                                                                  -------------
TOTAL FOR DISTRIBUTION TO UNSECUREDS                               5,232,000.00


   7. This number is based on the following estimates, beginning with the assumption that $3,300,000 is the amount for WARN Act Claims if such claims are allowed only as priority claims.

Settlement Amount                                                 13,750,000.00
WARN Act Priority Claims                                           3,300,000.00
                                                                  -------------
                                                                  10,450,000.00
  Administrative Expenses (other than Magic DIP)    2,700,000.00
  Priority Tax Claims                               1,400,000.00
  Priority Claims (excluding WARN Act claims)         200,000.00
  Other Secured Claims                              4,000,000.00
  Conveience Claims                                   218,000.00
                                                    ------------
    Total Claims                                                   8,518,000.00
                                                                  -------------
TOTAL FOR DISTRIBUTION TO UNSECUREDS                               1,932,000.00

   8. The Best Case scenario for allowed unsecured claims is calculated by taking the Debtor's payable records and including Crescent City claims at 100% and RCJV claims at 50%, as follows:

        Crescent City Claims             5,000,000.00
        RCJV claims (at 50%)            11,450,000.00
                                        -------------
                                        16,450,000.00

   It should be noted that this calculation does not take into account any potential rejection claims.

   9. The middle case scenario for allowed unsecured claims is calculate by taking the Debtor's payable records and including Crescent City claims at 100% and RCJV claims at 100%, as follows:

        Crescent City Claims             5,000,000.00
        RCJV claims (at 50%)            22,400,000.00
                                        -------------
                                        27,400,000.00

   It should be noted that not all RCJV creditors filed proofs of claim for 100% of their claim, therefore, those who did not would still only get paid on their 50% claim. Additionally, it should be noted that this calculation does not take into account any potential rejection claims.

   10. The worst case scenario for allowed unsecured claims is based on the assumption that RCJV claims will be allowed at 100%, to the extent they were so filed. The number is estimated based on a review of all claims filed in this case. It considers that not all RCJV creditors actually filed claims for 100% of their claims. It also takes into account that there will be some legitimate rejection claims.